                                                                   EXHIBIT 10.51


================================================================================

                       NOTE AND WARRANT PURCHASE AGREEMENT

                                  BY AND AMONG

                         MORTON INDUSTRIAL GROUP, INC.,

                 THE GUARANTORS FROM TIME TO TIME PARTY HERETO,

                                 THE PURCHASERS

                                       AND

                     BMO NESBITT BURNS CAPITAL (U.S.), INC.,

                                    AS AGENT

                           DATED AS OF MARCH 26, 2004

================================================================================

SECTION 1             PURCHASE AND SALE OF THE NOTES AND WARRANTS...............................................    1
         Section 1.1           Notes and Warrants...............................................................    1
         Section 1.2           The Closing......................................................................    1
         Section 1.3           Pro Rata Payment.................................................................    1

SECTION 2             INTEREST .................................................................................    2
         Section 2.1           Interest Rate....................................................................    2
         Section 2.2           Computation of Interest..........................................................    2
         Section 2.3           Default Rate.....................................................................    2

SECTION 3             FEES, PREPAYMENTS, TERMINATIONS, APPLICATIONS AND NOTATIONS...............................    2
         Section 3.1           Fees.............................................................................    2
         Section 3.2           Voluntary Prepayments of Notes...................................................    3
         Section 3.3           Place of Payments................................................................    4
         Section 3.4           Application of Payments..........................................................    4

SECTION 4             COLLATERAL................................................................................    5
         Section 4.1           Collateral.......................................................................    5
         Section 4.2           Guaranties.......................................................................    5
         Section 4.3           Further Assurances...............................................................    5
         Section 4.4           Collections......................................................................    5

SECTION 5             DEFINITIONS; INTERPRETATION...............................................................    6
         Section 5.1           Definitions......................................................................    6
         Section 5.2           Interpretation...................................................................   17
         Section 5.3           Change in Accounting Principles..................................................   17

SECTION 6             REPRESENTATIONS AND WARRANTIES............................................................   17
         Section 6.1           Organization and Qualification...................................................   18
         Section 6.2           Subsidiaries.....................................................................   18
         Section 6.3           Authority and Validity of Obligations............................................   18
         Section 6.4           Use of Proceeds; Margin Stock....................................................   19
         Section 6.5           Financial Reports................................................................   19
         Section 6.6           Full Disclosure..................................................................   19
         Section 6.7           Good Title.......................................................................   20
         Section 6.8           Litigation and Other Controversies...............................................   20
         Section 6.9           Taxes............................................................................   20

                                TABLE OF CONTENTS
                                   (continued)

         Section 6.10          Approvals........................................................................   20
         Section 6.11          Affiliate Transactions...........................................................   20
         Section 6.12          Investment Company; Public Utility Holding Company...............................   21
         Section 6.13          ERISA............................................................................   21
         Section 6.14          Compliance with Laws (Nonenvironmental)..........................................   21
         Section 6.15          Environmental and Safety Matters.................................................   21
         Section 6.16          Other Agreements.................................................................   22
         Section 6.17          No Default.......................................................................   23
         Section 6.18          Trademarks, Franchises, and Licenses.............................................   23
         Section 6.19          Governmental Authority and Licensing.............................................   23
         Section 6.20          Solvency.........................................................................   23
         Section 6.21          Capital Structure................................................................   23
         Section 6.22          SEC Disclosure...................................................................   24

SECTION 7             CONDITIONS PRECEDENT......................................................................   25
         Section 7.1           Conditions.......................................................................   25
         Section 7.2           Documents........................................................................   26

SECTION 8             COVENANTS.................................................................................   29
         Section 8.1           Maintenance of Business..........................................................   29
         Section 8.2           Maintenance of Property..........................................................   29
         Section 8.3           Taxes and Assessments............................................................   29
         Section 8.4           Insurance........................................................................   29
         Section 8.5           Financial Reports................................................................   30
         Section 8.6           Total Funded Debt/EBITDA Ratio...................................................   31
         Section 8.7           Total Senior Funded Debt/EBITDA Ratio............................................   32
         Section 8.8           Minimum EBITDA...................................................................   32
         Section 8.9           Fixed Charge Coverage Ratio......................................................   33
         Section 8.10          Capital Expenditures.............................................................   33
         Section 8.11          Board Matters....................................................................   33
         Section 8.12          Investor Protection..............................................................   34
         Section 8.13          Equity Restriction...............................................................   34
         Section 8.14          Indebtedness.....................................................................   34
         Section 8.15          Liens............................................................................   35

                                TABLE OF CONTENTS
                                   (continued)

         Section 8.16          Investments, Loans, Advances and Guaranties......................................   36
         Section 8.17          Leases...........................................................................   37
         Section 8.18          Dividends and Certain Other Restricted Payments..................................   38
         Section 8.19          Mergers, Consolidations and Sales................................................   38
         Section 8.20          Acquisitions.....................................................................   39
         Section 8.21          Maintenance of Subsidiaries......................................................   39
         Section 8.22          Formation of Subsidiaries........................................................   40
         Section 8.23          ERISA............................................................................   40
         Section 8.24          Compliance with Laws.............................................................   40
         Section 8.25          Burdensome Contracts with Affiliates.............................................   40
         Section 8.26          Changes in Fiscal Year...........................................................   40
         Section 8.27          Change in the Nature of Business.................................................   40
         Section 8.28          Use of Loan Proceeds.............................................................   41
         Section 8.29          No Restrictions..................................................................   41
         Section 8.30          Senior Debt......................................................................   41
         Section 8.31          Junior Subordinated Debt.........................................................   41
         Section 8.32          [Reserved].......................................................................   41
         Section 8.33          Worthington Settlement Documents.................................................   41
         Section 8.34          Mid-Central Debt.................................................................   42
         Section 8.35          D & O Insurance..................................................................   42
         Section 8.36          Capital Stock....................................................................   42
         Section 8.37          Management Compensation..........................................................   42
         Section 8.38          Additional Life Insurance........................................................   42

SECTION 9             REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS..........................................   43
         Section 9.1           Organization and Good Standing...................................................   43
         Section 9.2           Authorization; Power.............................................................   43
         Section 9.3           Validity.........................................................................   43
         Section 9.4           Accredited Investor..............................................................   43
         Section 9.5           Purchase for Own Account; Acknowledgment of Risk.................................   43

SECTION 10            EVENTS OF DEFAULT AND REMEDIES............................................................   44
         Section 10.1          Events of Default................................................................   44
         Section 10.2          Consequences of Events of Default................................................   46

                                TABLE OF CONTENTS
                                   (continued)

SECTION 11            THE AGENT.................................................................................   47
         Section 11.1          Appointment and Authorization of Agent...........................................   47
         Section 11.2          Agent and its Affiliates.........................................................   47
         Section 11.3          Action by Agent..................................................................   47
         Section 11.4          Consultation with Experts........................................................   48
         Section 11.5          Liability of Agent; Credit Decision..............................................   48
         Section 11.6          Indemnity........................................................................   48
         Section 11.7          Resignation of Agent and Successor Agent.........................................   49
         Section 11.8          Designation of Additional Agents.................................................   49
         Section 11.9          Authorization to Release or Subordinate or Limit Liens...........................   49
         Section 11.10         Authorization to Enter into, and Enforcement of, the Collateral Documents........   50
         Section 11.11         Subordination and Intercreditor Agreement........................................   50

SECTION 12            The Guaranties............................................................................   50
         Section 12.1          The Guaranties...................................................................   50
         Section 12.2          Guaranty Unconditional...........................................................   51
         Section 12.3          Discharge Only upon Payment in Full; Reinstatement in Certain Circumstances......   51
         Section 12.4          Waivers..........................................................................   52
         Section 12.5          Limit on Recovery................................................................   52
         Section 12.6          Stay of Acceleration.............................................................   52
         Section 12.7          Benefit to Guarantors............................................................   52
         Section 12.8          Guarantor Covenants..............................................................   53

SECTION 13            MISCELLANEOUS.............................................................................   53
         Section 13.1          Holidays.........................................................................   53
         Section 13.2          No Waiver, Cumulative Remedies...................................................   53
         Section 13.3          Waivers, Modifications and Amendments............................................   53
         Section 13.4          Costs and Expenses...............................................................   53
         Section 13.5          Documentary Taxes................................................................   54
         Section 13.6          Survival of Representations......................................................   54
         Section 13.7          Survival of Indemnities..........................................................   54
         Section 13.8          Notices..........................................................................   54
         Section 13.9          Headings.........................................................................   55

                                TABLE OF CONTENTS
                                   (continued)

         Section 13.10         Severability of Provisions.......................................................   55
         Section 13.11         Counterparts.....................................................................   55
         Section 13.12         Binding Nature, Governing Law, Etc...............................................   55
         Section 13.13         Entire Understanding.............................................................   55
         Section 13.14         Confidentiality..................................................................   55
         Section 13.15         Sharing of Set-Off...............................................................   56
         Section 13.16         Headings.........................................................................   56
         Section 13.17         Set-off..........................................................................   56
         Section 13.18         Construction.....................................................................   56
         Section 13.19         Submission to Jurisdiction; Waiver of Jury Trial.................................   57

PURCHASER SCHEDULE

Exhibit A               --      Form of Note
Exhibit B               --      Form of Warrant
Exhibit C               --      Compliance Certificate
                                Attachment to Compliance Certificate
Exhibit D               --      Guaranty
Schedule 6.2            --      Subsidiaries
Schedule 6.7            --      Property
Schedule 6.15           --      Environmental and Safety Matters
Schedule 6.21           --      Capital Structure
Schedule 7.2(l)         --      EBITDA Reconciliation
Schedule 8.15           --      Other Liens

                          MORTON INDUSTRIAL GROUP, INC.
                                NOTE AND WARRANT
                               PURCHASE AGREEMENT

         This Note and Warrant Purchase Agreement is entered into as of March 26, 2004, (the "AGREEMENT"), by and among Morton Industrial Group, Inc., a Georgia corporation (the "COMPANY"), each of the Subsidiaries from time to time becoming a party hereto, as Guarantors, each of the purchasers set forth in the Purchaser Schedule hereto (together with any other transferee or other Person that becomes a holder of any Note, collectively, the "PURCHASERS" and individually, a "PURCHASER"), and BMO Nesbitt Burns Capital (U.S.), Inc., in its capacity as agent hereunder (hereinafter referred to as the "AGENT").

         The parties hereto agree as follows:

                                   SECTION 1

                   PURCHASE AND SALE OF THE NOTES AND WARRANTS

         Section 1.1       Notes and Warrants.

                  (a) Sale and Issuance of Securities. Subject to the terms and conditions hereof, at the Closing the Company shall sell to the Purchasers and the Purchasers shall purchase from the Company (i) the Notes in the aggregate principal amount of $10,000,000, in the amounts set forth opposite each Purchaser's name as set forth in the Purchaser Schedule, and (ii) the Warrants to purchase in the aggregate, nine percent (9%) of the Company's common stock on a fully-diluted basis, in the amounts set forth opposite each Purchaser's name as set forth in the Purchaser Schedule.

                  (b) Guaranties. The obligations of the Company under the Notes, the Collateral Documents and, with respect to the payment to each Purchaser of the Put Price (as defined in the Warrants), shall be guaranteed by each Subsidiary of the Company pursuant to a guaranty in form and substance acceptable to the Agent (the "GUARANTY").

         Section 1.2 The Closing. The closing of the separate purchases and sales of the Securities (the "CLOSING") shall take place at the offices of Vedder, Price, Kaufman & Kammholz, P.C., at 10:00 a.m. on March 26, 2004 (the "CLOSING DATE"), or at such other place or on such other date as may be mutually agreeable to the Company, the Agent and the Purchasers. At the Closing, the Company shall deliver to the Purchasers instruments evidencing the Notes and the Warrants to be purchased by such Purchaser, payable to the order of such Purchaser or its nominee or registered in such Purchaser's or its nominee's name, respectively, upon payment by such Purchaser of the amount set forth opposite such Purchaser's name in the Purchaser Schedule, by wire transfer of immediately available funds to an account specified in writing by the Company to the Agent at least two (2) Business Days prior to the Closing.

         Section 1.3 Pro Rata Payment. All payments to the Purchasers or any other holders of the Notes (whether for principal, interest or otherwise) shall be made pro rata among such holders based upon the aggregate unpaid principal amount of the Notes held by each such holder. If any holder of any of the Notes obtains any payment (whether voluntary or involuntary) of principal, interest or other amount with respect to any of the Notes in excess of such holder's pro rata share of such payments obtained by all holders of the Notes, such holder hereby agrees to purchase from the other holders of the Notes a participation in the Notes held by them as is necessary to cause such holders to share the excess payment ratably among each of them as provided in this
Section 1.3.

                                   SECTION 2

                                    INTEREST

         Section 2.1 Interest Rate. The Notes shall bear interest on the unpaid balance thereof at the aggregate rate of 16% per annum, and shall be payable at the times specified in the Notes, which interest shall be segregated into Current Interest and Deferred Interest, all as more fully specified in the Notes.

         Section 2.2 Computation of Interest. All interest shall be computed on the basis of a year of 360 days for the actual number of days elapsed.

         Section 2.3 Default Rate. Notwithstanding anything to the contrary contained herein, while any Event of Default exists or after acceleration, the Company shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all Notes at a rate per annum equal to the rate specified in Section 10.2 of this Agreement. Any interest above the aggregate rate of 16% per annum required to be paid under this Section 2.3 shall be deemed to be Current Interest.

                                   SECTION 3

                        FEES, PREPAYMENTS, TERMINATIONS,
                           APPLICATIONS AND NOTATIONS

         Section 3.1       Fees.

                  (a) Commitment Fee. For the period from and including the date hereof to but not including the Maturity Date, the Company shall pay to the Agent for the ratable benefit of the Purchasers as hereinafter set forth, a commitment fee of $200,000, $25,000 of which has been paid prior to the Closing Date.

                  (b) Audit and Appraisal Fees. The Company shall pay to the Agent for its own use and benefit reasonable charges for audits of the Collateral by the Agent or its agents or representatives in such amounts as the Agent may from time to time reasonably request (the Agent acknowledging and agreeing that such charges shall be computed in the same manner as it at the time customarily uses for the assessment of charges for similar collateral audits actually performed by it). The Agent, on behalf of the Purchasers, shall be entitled to conduct two (2) such audits (each a "SCHEDULED FIELD AUDIT") during each calendar year (unless any Default or Event of Default has occurred, in which case there shall be no limit on the number of such audits). In the absence of any Default or Event of Default, the Company shall not be required to reimburse the Agent for more than two (2) Scheduled Field Audits per calendar year.

         Section 3.2       Voluntary Prepayments of Notes.

                  (a) Optional Prepayments of the Notes. At any time and from time to time, the Company may, at its option, upon notice as provided in
Section 3.2(b), prepay all or any portion of the principal balance of the Notes, on any quarterly payment date, in minimum increments of $500,000, plus a prepayment premium equal to the product obtained by multiplying (i) the amount being prepaid by (ii) the percentage set forth below opposite the time period in which such prepayment shall occur (the "PREPAYMENT PREMIUM"):

                TIME PERIOD                       PERCENTAGE
                -----------                       ----------
Closing Date to March 31, 2005                        3%
April 1, 2005 to March 31, 2006                       2%
April 1, 2006 to March 31, 2007                       1%
April 1, 2007 to maturity                    No Prepayment Premium

In addition, the Company may, at its option, upon notice as provided in Section 3.2(b), prepay all or any portion of the Deferred Interest on any quarterly payment date without having to pay a prepayment premium. Except as provided in
Section 3.2(a) and 3.2(c) hereof, the Notes may not be voluntarily prepaid by the Company.

                  (b) Notice of Optional Prepayments; Officer's Certificate. The Company will give each holder of the Notes written notice of such optional prepayment under Section 3.2(a) not less than two (2) Business Days prior to the date fixed for such prepayment. Each such notice shall be accompanied by an officer's certificate (i) stating the principal amount and holder of each Note to be prepaid and the principal amount thereof to be prepaid, (ii) stating the proposed date of prepayment and any conditions relating thereto and (iii) stating the Prepayment Premium required under Section 3.2(a) (calculated as of the date of such prepayment).

                  (c) Contingent Prepayments of Notes on Change of Control; Officer's Certificates.

                           (i) In the event of a Change of Control, the Company will, at least thirty (30) days and not more than sixty (60) days prior to such Change of Control, give written notice thereof to each holder of the Securities, which shall contain a written irrevocable notice that the Company will prepay (a "PREPAYMENT NOTICE"), by a date (the "PREPAYMENT DATE") specified in such notice (which date shall be on or prior to the effective date of the Change of Control), all of the Obligations under the Notes held by such holder in full (and not in part) in cash. Such notice may state that the Company's prepayment is conditioned upon the consummation of such Change of Control. The Company shall pay to such holder the outstanding principal amount of all Notes then held by such holder, together with all accrued and unpaid interest thereon. In the event of a prepayment of the Notes in connection with a Change of Control, no Prepayment Premium shall be due in connection therewith and neither the Company nor any Guarantor shall be liable therefor.

                           (ii) Any notice by the Company to prepay the Notes, and any subsequent prepayment thereof pursuant to this Section 3.2(c), shall be accompanied by an officer's certificate (A) stating the principal amount of each Note to be prepaid, (B) stating the Prepayment Date, (C) stating the accrued interest on each such Note to the Prepayment Date to be prepaid, (D) stating the Prepayment Premium payable in connection with such proposed prepayment (calculated as of the date of such notice or prepayment, as the case may be), (E) certifying that the conditions of this Section 3.2(c) have been fulfilled, and (F) specifying the nature of the Change of Control, the transactions or proposed transactions resulting in such Change of Control and the date or proposed date of the occurrence of such Change of Control.

         Section 3.3 Place of Payments. All payments of principal, interest, fees and all other amounts payable hereunder shall be made to such Purchaser's account as specified in the Purchaser Schedule on the date any such payment is due and payable. All such payments shall be made in lawful money of the United States of America, by wire transfer of immediately available funds at the place of payment, without setoff or counterclaim and without reduction for, and free from, any and all present or future taxes, levies, imposts, duties, fees, charges, deductions, withholdings, restrictions or conditions of any nature imposed by any government or any political subdivision or taxing authority thereof (but excluding any taxes imposed on or measured by the net income of such Purchaser). Payments received by such Purchaser after 1:00 p.m. (Chicago time) or any date shall be deemed received as of the opening of business on the next Business Day. Except as herein provided, all payments shall be received by the Agent for the ratable account of the Purchasers and shall be promptly distributed by the Agent ratably to the Purchasers. No amount paid or prepaid on the Notes may be reborrowed.

         Section 3.4 Application of Payments Anything contained herein to the contrary notwithstanding, all payments and collections received in respect of the Notes and other Obligations by the Agent or any of the Purchasers, after acceleration or the final maturity of the Obligations as a result of an Event of Default, shall be remitted to the Agent and distributed as follows:

                  (a) first, to the payment of any outstanding costs and expenses incurred by the Agent in protecting, preserving or enforcing rights under this Agreement and the other Operative Documents and in any event including all costs and expenses of a character which the Company has agreed to pay under Section 13.4 hereof (such funds to be retained by the Agent for its own account unless it has previously been reimbursed for such costs and expenses by the Purchasers, in which event such amounts shall be remitted to the Purchasers to reimburse them for payments theretofore made to the Agent);

                  (b) second, to the payment of any outstanding interest or other fees or indemnification amounts due under the Operative Documents other than for principal of the Notes, ratably as among the Agent and the Purchasers in accord with the amount of such interest and other fees or Obligations owing each;

                  (c) third, to the payment of all other unpaid Obligations and all other indebtedness, obligations, and liabilities of the Company and its Subsidiaries secured by the Operative Documents (including, without limitation, the Put Price and any Deferred Put

Obligation) to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each holder thereof; and

                  (d) fourth, to the Company or to whoever the Agent reasonably determines to be lawfully entitled thereto.

                                   SECTION 4

                                   COLLATERAL

         Section 4.1 Collateral. The payment and performance of the Obligations shall at all times be secured by, among other things, (a) all of the Company's and its Subsidiaries' accounts, chattel paper, documents, instruments, general intangibles, inventory, equipment and certain other assets and property of the Company and its Subsidiaries, in each case whether now owned or held or hereafter acquired or arising, pursuant to that certain Security Agreement from the Company and its Subsidiaries dated as of even date herewith, as the same may be amended, modified or supplemented from time to time (the "SECURITY AGREEMENT"), (b) all of the capital stock of the Subsidiaries and certain other assets and property of the Company and its Subsidiaries, in each case whether now owned or held or hereafter acquired or arising, pursuant to that certain Pledge Agreement from the Company dated as of even date herewith, as the same may be amended, modified or supplemented from time to time (the "PLEDGE AGREEMENT"), and (c) the real estate and related assets and properties of the Company and its Subsidiaries, in each case whether now owned or held or hereafter acquired or arising, pursuant to mortgages and trust deeds reasonably acceptable to the Agent as to form and substance (as supplemented or otherwise modified from time to time, collectively the "MORTGAGES" and individually each a "MORTGAGE").

         Section 4.2 Guaranties. Payment of obligations evidenced by the Notes and the other Obligations shall at all times be jointly and severally guaranteed by each Subsidiary pursuant hereto or pursuant to a Guaranty issued by such Subsidiary. In the event any Subsidiary is hereafter acquired or formed, the Company shall also cause such Subsidiary to execute such Collateral Documents (having terms and conditions substantially similar to those executed by the Company and its Subsidiaries in connection with the purchase and sale of the Securities under this Agreement) as the Agent may then require, granting in favor of the Agent for the benefit of the holders of the Notes a security interest in and lien on the assets of such Subsidiary as collateral security for the Notes and the other Obligations, together with such other instruments, documents, certificates and opinions required by the Agent in connection therewith.

         Section 4.3 Further Assurances. The Company covenants and agrees that it shall, and shall cause each Subsidiary to, comply with all terms and conditions of each of the Collateral Documents and that the Company shall, and shall cause each Subsidiary to, at any time and from time to time as requested by the Agent, execute and deliver such further instruments and do such other acts as the Agent or the Majority Holders may deem necessary or desirable to provide for or protect or perfect the Lien of the Agent in the Collateral.

         Section 4.4 Collections. The Company shall establish and maintain such arrangements as shall be necessary or appropriate to assure that all proceeds of the Collateral of the Company and its Subsidiaries are deposited (in the same form as received) in accounts maintained with a financial institution reasonably satisfactory to, and under the dominion and control of, the Agent (subject to the dominion and control of the Senior Bank Agent), such accounts to constitute special restricted accounts, the Company and Guarantors acknowledging that the Agent has (and is hereby granted) a lien on such accounts and all funds contained therein to secure the Obligations. It shall be a condition to the Company's or any Subsidiary's right to establish and maintain such deposit accounts at any time following the Closing Date, that the financial institutions maintaining such accounts shall have delivered to the Agent blocked account agreements reasonably satisfactory to the Agent in form and substance pursuant to which such financial institutions acknowledge the Agent's Lien thereon, waive any right of offset or bankers' liens thereon (other than (i) Liens of the Senior Bank Agent which are subject to the Subordination Agreement and (ii) with respect to account maintenance charges and returned items). Agent acknowledges that Harris Trust and Savings Bank is a satisfactory financial institution for purposes of this
Section 4.4.

                                    SECTION 5

                          DEFINITIONS; INTERPRETATION.

         Section 5.1 Definitions. The following terms when used herein shall have the following meanings:

         "ACQUISITION" means (i) the acquisition of all or any substantial part of the assets, property or business of any other Person, firm or corporation,
(ii) any acquisition of a majority of the common stock or other equity securities of any firm or corporation, or (iii) any other transaction pursuant to which a Person is newly allocated a majority of the profits or losses of any other Person.

         "AFFILIATE" means any Person, directly or indirectly controlling, controlled by, or under direct or indirect common control with, another Person. A Person shall be deemed to control another Person for the purposes of this definition if such Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of the other Person, whether through the ownership of voting securities, common directors, trustees or officers, by contract or otherwise; provided that, in any event, any Person that owns, directly or indirectly, 5% or more of the securities having the ordinary voting power for the election of directors or governing body of a corporation or 5% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person.

         "AGENT" means BMO Nesbitt Burns Capital (U.S.), Inc. and any successor thereto appointed pursuant to Section 11.1 hereof.

         "AUTHORIZED REPRESENTATIVE" means those Persons shown on the list of officers and employees of the Company pursuant to Section 7.2(h) hereof or on any update of any such list provided by the Company to the Agent, or any further or different officers and employees so named by any Authorized Representative in a written notice to the Agent.

         "BOARD" shall mean the board of directors (or comparable managers) of a Person.

         "BORROWING BASE" shall have the meaning given such term in the Senior Credit Agreement as in effect on the date hereof.

         "BORROWING BASE CERTIFICATE" shall have the meaning given such term in the Senior Credit Agreement as in effect on the date hereof.

         "BUSINESS DAY" means any day (other than a Saturday or Sunday) on which banks are not authorized or required to close in Chicago, Illinois.

         "CAPITAL EXPENDITURES" means, for any period, capital expenditures of the Company and its Subsidiaries during such period as defined and classified in accordance with GAAP.

         "CAPITAL LEASE" means any lease of Property which, in accordance with GAAP, is required to be capitalized on the balance sheet of the lessee.

         "CAPITAL STOCK" shall mean (i) in the case of a corporation, voting capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of voting capital stock, (iii) in the case of a partnership, voting partnership interests (whether general or limited), (iv) in the case of a limited liability company, voting membership or similar interests and (v) any other interest or participation that confers on a Person the right to vote and to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "CAPITALIZED LEASE OBLIGATION" means the amount of the liability shown on the balance sheet of any Person in respect of a Capital Lease determined in accordance with GAAP.

         "CASH MATURITIES" means, with reference to any period, the aggregate amount of payments required to be made by the Company and its Subsidiaries during such period with respect to principal on all Indebtedness (whether at maturity, as a result of mandatory sinking fund redemption, scheduled mandatory prepayment or otherwise).

         "CERCLA" is defined in Section 6.15(b).

         "CHANGE OF CONTROL" means the occurrence, at any time after the date hereof, of (i) any Person or two or more Persons acting in concert acquiring beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act), directly or indirectly, of securities of the Company (or other securities convertible into such securities) representing more than twenty-five percent (25%) of the combined voting power of all securities of the Company entitled to vote in the election of directors; or (ii) commencing after the date hereof, individuals who as of the date hereof were directors of the Company ceasing for any reason to constitute a majority of the Parent Board unless the Persons replacing such individuals were nominated by William D. Morton or the Parent Board; or (iii) any Person or two or more Persons acting in concert acquiring by contract or otherwise, or entering into a contract or arrangement which upon consummation will result in its or their acquisition of, or control over, securities of the Company (or other securities convertible into such securities) representing more than twenty-five percent (25%) of the combined voting power of all securities of the Company entitled to vote in the election of directors; or (iv) except for Permitted Transfers, either William D. Morton or Mark W. Mealy ceases any time and for any reason own and to hold of record at least ninety percent (90%) of the securities of the Company which he owns and holds of record on the Closing Date; or (v) William D. Morton shall fail to own or be a party to one or more contracts or arrangements giving him voting control over at least fifty-one percent (51%) of the combined voting power of all securities of the Company entitled to vote in the election of directors.

         "CLOSING DATE" means the date on which the Agent has received signed counterpart signature pages of this Agreement from each of the signatories and the conditions in Section 7.1 and 7.2 hereof have been fulfilled.

         "CODE" means the Internal Revenue Code of 1986, as amended, and any successor statute thereto.

         "COLLATERAL DOCUMENTS" means the Security Agreement, the Pledge Agreement, the Mortgages and all other mortgages, deeds of trust, security agreements, assignments, financing statements and other documents as shall from time to time secure the Obligations.

         "CONSOLIDATED ENTITY" means, collectively, the Company and each of its Subsidiaries that are consolidated for financial reporting purposes.

         "CONSOLIDATED NET INCOME" means, with reference to any period, the net income (or net deficit) of the Company and its Subsidiaries for such period as computed on a consolidated basis in accordance with GAAP.

         "CONTROLLED GROUP" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any Subsidiary, are treated as a single employer under Section 414 of the Code.

         "CREDIT PARTIES" means the Company and the Domestic Subsidiaries, and the term "CREDIT PARTY" shall mean any of the foregoing unless the context in which such term is used shall otherwise require.

         "CURRENT INTEREST" means the rate of twelve percent (12.00%) per annum (computed on the basis of a 360-day year and the actual number of days elapsed in any year) on the unpaid principal amount of the Notes outstanding from time to time from and including the date of issuance thereof until the date paid, or if less, at the highest rate then permitted under applicable law.

         "DEFAULT" means any event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.

         "DEFERRED INTEREST" means the rate of four percent (4%) per annum (computed on the basis of a 360-day year and the actual number of days elapsed in any year) on the unpaid principal amount of the Notes outstanding from time to time from and including the date of issuance thereof until the date paid, or if less, at the highest rate then permitted under applicable law.

         "DEFERRED PUT OBLIGATIONS" shall have the meaning given such term in the Warrants.

         "DOMESTIC SUBSIDIARY" means each Subsidiary of the Company which is organized under the laws of the United States of America or any State thereof.

         "EBIT" means, with reference to any period, Consolidated Net Income for such period plus all amounts deducted in arriving at such Consolidated Net Income for such period in respect of (i) Interest Expense for such period, plus
(ii) federal, state and local income taxes for such period, plus (iii) with respect to any applicable accounting period of the Company, to the extent such charges against Consolidated Net Income are reflected on the Company's annual audited financial statements for the most recent fiscal year then ended, (x) non-cash charges reflecting impairment charges arising from SFAS No. 142 (Goodwill and Other Intangible Assets), for such period, and (y) non-cash charges for accretion of discount on, or interest on, preferred stock of the Company for such period, plus or minus (iv) non-cash charges or gains resulting from any valuation of the Warrants in accordance with the provisions of FAS 150.

         "EBITDA" means, with reference to any period, EBIT for such period plus all amounts properly deducted in arriving at such Consolidated Net Income for such period in respect of depreciation of fixed assets and amortization of intangible assets during such period on the books of the Company and its Subsidiaries; provided, that EBITDA for the fiscal quarters of the Company listed below shall be deemed by the parties hereto to be, notwithstanding the other provisions of this definition, $3,401,000 for the fiscal quarter ended June 30, 2003, $2,324,000 for the fiscal quarter ended September 30, 2003, and $2,365,000 for the fiscal quarter ended December 31, 2003.

         "ENVIRONMENTAL CLAIMS" means all claims, however asserted, by any governmental authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

         "ENVIRONMENTAL LAWS" means any present or future federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, licenses, authorizations and permits of, and agreements with, any governmental authority, in each case relating to Environmental Matters.

         "ENVIRONMENTAL MATTERS" means any matter arising out of or relating to health and safety, or pollution or protection of the environment or workplace, including any of the foregoing relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, discharge, release, control or cleanup of any Hazardous Materials.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute thereto.

         "EVENT OF DEFAULT" means any event or condition identified as such in
Section 10.1 hereof.

         "FIXED CHARGE COVERAGE RATIO" means, as of the last day of each fiscal quarter of the Company, the ratio of (i) EBITDA for the four fiscal quarters of the Company ending on such date, less Capital Expenditures for such four fiscal quarters, to (ii) the sum for such four fiscal quarters of (a) Interest Expense (but excluding therefrom all payment-in-kind interest and non-cash interest relating to the Warrants in accordance with the provisions of FAS 150), (b) Cash Maturities, (c) federal, state and local income taxes and (d) without duplication of the foregoing, stock redemption payments required to be made pursuant to the terms of the Stock Redemption Agreement; provided that, for all calculations of the Fixed Charge Coverage Ratio for fiscal quarters ending through and including December 31, 2004, (1) Interest Expense for the four fiscal quarters then ended shall be deemed by the parties hereto to be equal to the product of (x) Interest Expense incurred during the period (the "POST-CLOSING PERIOD") from and including the Effective Date through and including the last day of such period and (y) a fraction, the numerator of which is 365 and the denominator of which is the number of days in such post-closing period, (2) Cash Maturities for the four fiscal quarters then ended shall be deemed by the parties hereto to be equal to the product of (x) Cash Maturities during the post-closing period and (y) a fraction, the numerator of which is 365 and the denominator of which is the number of days in such post-closing period, and (3) stock redemption payments required to be made during the four fiscal quarters then ended shall be deemed by the parties hereto to be $500,000.

         "GAAP" means generally accepted accounting principles as in effect from time to time, applied by the Company and its Subsidiaries on a basis consistent with the preparation of the Company's audited financial statements referred to in Section 6.5 hereof.

         "GUARANTOR" means each Subsidiary that is a signatory hereto or that executes and delivers to the Agent a Guaranty along with the accompanying closing documents required by Section 4.2 hereof.

         "GUARANTEED OBLIGATIONS" is defined in Section 12.1 hereof.

         "GUARANTY" means this Agreement as to Guarantors party hereto and otherwise, a letter to the Agent in the form of Exhibit E hereto executed by a Subsidiary whereby it acknowledges it is party hereto as a Guarantor under
Section 12 hereof and also in the case of any Subsidiary not organized under the laws of the United States of any State thereof, such other form of guaranty as shall be reasonably acceptable to the Agent and the Majority Holders.

         "HAZARDOUS MATERIAL" means all or any of the following: (i) substances that are defined or listed in, or otherwise classified pursuant to, any Environmental Laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances" or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, or toxicity; (ii) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (iii) any flammable substances or explosives or any radioactive materials; and (iv) asbestos in any form or electrical equipment which contains any oil or dielectric fluid containing polychlorinated biphenyls.

         "HEDGING LIABILITY" means the liability of the Company to any of the Senior Lenders or their Affiliates in respect of any interest rate swaps, interest rate caps, interest rate collars, or other interest rate hedging arrangements as the Company may from time to time enter into with any one or more of the Senior Lenders or their Affiliates. Unless and until the amount of the

Hedging Liability is fixed and determined, the Hedging Liability shall be deemed to be the market value of the notional amount of the hedge from the date of computation to the date the hedge expires.

         "INDEBTEDNESS" means for any Person (without duplication) (i) all indebtedness created, assumed or incurred in any manner by such Person representing money borrowed (including by the issuance of debt securities), (ii) all indebtedness for the deferred purchase price of property or services (but specifically excluding (x) trade accounts payable arising in the ordinary course of business which are not more than 180 days past due and (y) unsecured indebtedness of the type and in the amount permitted pursuant to Section 8.14(f) hereof), (iii) all indebtedness secured by any Lien upon Property of such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness, (iv) all indebtedness secured by a purchase money mortgage or other Lien to secure all or part of the purchase price of Property subject to such mortgage or Lien, (v) all Capitalized Lease Obligations of such Person,
(vi) all obligations of such Person on or with respect to letters of credit, bankers' acceptances and other extensions of credit whether or not representing obligations for borrowed money, (vii) each "non-compete" and like payment owed by such Person in connection with an Acquisition, to the extent such payment would be classified as a liability under GAAP, and (viii) with respect to the Company or any of its Subsidiaries, all obligations of such Persons to pay the Purchase Price (and, to the extent all or any portion of such amount is reinstated pursuant to the Stock Redemption Agreement, the Stated Redemption Amount) for the Subject Stock under, and as such capitalized terms are defined in, the Stock Redemption Agreement, it being understood that for the purpose of calculating compliance with the terms and provisions of this Agreement, the amount of "Indebtedness" at any time of the type described in this clause (viii) shall be agreed by the parties to be the arithmetical sum of all such obligations then due and unpaid or to become due at any time in the future under such agreement as in effect at the time of determination, provided that there shall be excluded from this definition of "Indebtedness" the obligations of the Company under the Warrants, notwithstanding any contrary treatment thereof under GAAP.

         "INTEREST EXPENSE" means, with reference to any period (the "MEASUREMENT PERIOD"), the sum of all interest expense with respect to Indebtedness or Hedging Liabilities relating to indebtedness (including imputed interest charges with respect to Capitalized Lease Obligations and all amortization of debt discount and expense) of the Company and its Subsidiaries for such measurement period determined in accordance with GAAP (and including, for any measurement period in the overall calculation of Interest Expense for such measurement period, the net amount of interest expense relating to Hedging Liabilities during such measurement period, whether positive or negative).

         "JUNIOR SUBORDINATED DEBT" means, collectively (x) the currently outstanding Indebtedness of the Company evidenced by those two Non-Negotiable Promissory Notes (subordinated) each dated as of April 8, 1998, one payable to the order of Joseph T. Buie, Jr. in the currently outstanding principal amount of $1,262,781, and the second payable to the order of Ernest J. Butler in the currently outstanding principal amount of $600,255, (y) Indebtedness to Worthington under the Settlement Agreement and the Stock Redemption Agreement and (z) any other indebtedness for borrowed money which shall be subordinated in right of payment to the prior payment of the Obligations by written provisions acceptable to the Agent and Majority Holders in form and substance and otherwise pursuant to documentation, in an amount, and containing interest rates, payment terms, maturities, amortization schedules, covenants, defaults, remedies and other material terms in form and substance satisfactory to the Agent and Majority Holders.

         "LIEN" means any mortgage, lien, security interest, pledge, charge or encumbrance of any kind in respect of any Property, including the interests of a vendor or lessor under any conditional sale, capital lease or other title retention arrangement.

         "MAJORITY HOLDERS" means, as of the date of determination thereof, the holders of at least fifty-one percent (51%) of the outstanding principal amount of the Notes and the holders of at least fifty-one percent (51%) of the Underlying Capital Stock (on an as-converted basis).

         "MATERIAL ADVERSE EFFECT" means (a) a material adverse change in, or material adverse effect upon, the operations, business, Property, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole, (b) a material impairment of the ability of the Company or any Subsidiary to perform its material obligations under any Operative Document, or
(c) a material adverse effect upon (i) the legality, validity, binding effect or enforceability against the Company or any Subsidiary of any Operative Document or the rights and remedies of the Agent and the Purchasers thereunder or (ii) the perfection or priority of any Lien granted under any Collateral Document.

         "MATERIAL PLAN" is defined in Section 10.1(j) hereof.

         "MATURITY DATE" means (x) March 26, 2009, or (y) if earlier, such earlier date on which the Notes are accelerated in whole pursuant to Sections
10.1 or 10.2 hereof.

         "MID-CENTRAL" means Mid-Central Plastics, Inc., an Iowa corporation.

         "MID-CENTRAL NOTES" means those certain promissory notes received by Mid-Central as partial consideration for the Mid-Central Sale, including without limitation the Three Month Note, the Six Month Note and the Subordinated Note as defined in the asset purchase agreement for the Mid-Central Sale, all of which are subject to the terms of the Wells Fargo Subordination Agreement.

         "MID-CENTRAL SALE" means the sale by Mid-Central to Innovative Injection Technologies, Inc. of substantially all of its assets, including without limitation its right, title and interest in and to its real property and associated improvements and certain personal property associated therewith located at 2360 Grand Avenue, West Des Moines, Iowa.

         "MORTGAGE" is defined in Section 4.1 hereof.

         "MORTON SOUTH CAROLINA" means Morton Metalcraft Co. of South Carolina, a South Carolina corporation.

         "NOTES" means and includes those certain Senior Subordinated Promissory Notes dated the date hereof in the aggregate principal amount of Ten Million Dollars $10,000,000, issued to the Purchasers by the Company pursuant to this Agreement, in substantially the form attached hereto as Exhibit A, with the blanks appropriately filled in, as may be amended, restated, replaced, substituted or otherwise modified from time to time.

         "OBLIGATIONS" means all obligations of the Company to pay the principal and interest on the Notes, all fees and charges payable hereunder, and all other payment obligations of the Company arising under or in relation to any Operative Document, including, without limitation, the Put Price and any Deferred Put Obligations, in each case whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired.

         "OFFICER'S CERTIFICATE" means a certificate signed on behalf of the Company by the Company's president, CEO or chief financial officer, stating that
(a) the officers signing such certificate have made or have caused to be made such investigations as are necessary in order to permit them to verify the accuracy of the information set forth in such certificate and (b) such certificate does not misstate any material fact and does not omit to state any fact necessary to make the certificate not misleading.

         "OPERATIVE DOCUMENTS" means this Agreement, the Notes, the Warrants, the Investor Rights Agreement, the Guaranties, the Collateral Documents and all other documents, instruments and agreements executed by or on behalf of the Company and delivered concurrently herewith or at any time hereafter to or for the Purchasers, Agent or any Affiliate of Purchasers or Agent, all as amended, restated or supplemented from time to time.

         "OPTION PLANS" means the Stock Option Plan and the Company Director Plan, as each such term is defined in Section 6.21(a) hereof.

         "PARENT BOARD" has the meaning given such term in Section 8.11 hereof.

         "PAYMENT DEFAULT" means in Event of Default as described in Section 10.1(a) after the expiration of any applicable grace period.

         "PBGC" means the Pension Benefit Guaranty Corporation or any Person succeeding to any or all of its functions under ERISA.

         "PERSON" means an individual, partnership, corporation, association, trust, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof.

         "PERMITTED TRANSFERS" means any sale, assignment, transfer, pledge, hypothecation, mortgage, encumbrance or other disposition of all or any of the Capital Stock of the Company held by William Morton or Mark Mealy, respectively, as follows: (i) by way of gift to any member of his family or to any trust or other estate planning entity for his benefit or the benefit of any such family member, provided that any such transferee shall agree in writing with the Company and the Purchasers, as a condition to such transfer, to be bound by all of the provisions of this Agreement to the same extent as if such transferee were such transferor; or (ii) by will or the laws of descent and distribution, in which event each such transferee shall be bound by all of the provisions of this Agreement to the same extent as if such transferee were such transferor. As used herein, the word "family" shall include any spouse, lineal ancestor or descendant.

         "PLAN" means any employee pension benefit plan covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code that either (i) is maintained by a member of the Controlled Group for employees of a member of the Controlled Group, (ii) is maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, or (iii) under which a member of the Controlled Group has any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years or by reason of being deemed a contributing sponsor under Section 4064 of ERISA.

         "PLEDGE AGREEMENT" is defined in Section 4.1 hereof.

         "PROPERTY" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

         "REPORTABLE EVENT" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

         "SECURITIES" means, collectively, the Notes and the Warrants.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, or any similar federal law then in force.

         "SECURITY AGREEMENT" is defined in Section 4.1 hereof.

         "SECURITIES AND EXCHANGE COMMISSION" includes any governmental body or agency succeeding to the functions thereof.

         "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.

         "SENIOR BANK AGENT" means Harris Trust and Savings Bank, in its capacity as agent under the Senior Credit Agreement and any successor thereto appointed pursuant to the Senior Credit Agreement.

         "SENIOR CREDIT AGREEMENT" means that certain Second Amended and Restated Credit Agreement, dated the date hereof, by and among the Company, certain guarantor parties thereto, the Senior Lenders and the Senior Bank Agent, as amended, supplemented or modified from time to time, including, without limitation, any agreement refinancing in whole or in part the "Obligations" (as defined therein) as permitted under the Subordination Agreement.

         "SENIOR CREDIT DOCUMENTS" means the Senior Credit Agreement and the related agreements, documents and instruments, as amended, modified or supplemented in accordance with the Subordination Agreement.

         "SENIOR DEBT" means the Indebtedness of the Company and extension of credit by the Senior Lenders under the Senior Credit Agreement, together with extensions of credit pursuant to any modifications of the Senior Credit Agreement, to the extent permitted under the Subordination Agreement, as the same may be amended, modified, supplemented or restated from time to time in accordance with the provisions of this Agreement.

         "SENIOR LENDERS" means the financial institutions from time to time party to the Senior Credit Agreement.

         "SETTLEMENT AGREEMENT" means that certain Settlement Agreement dated as of November 20, 2003 by and between Worthington Industries, Inc., Worthington and the Company.

         "SHARES" shall mean certificated or uncertificated instruments or denominations that represent the ownership of the Capital Stock of any Person.

         "SMP" means SMP Steel Corporation, a South Carolina corporation.

         "STOCK REDEMPTION AGREEMENT" means that certain Stock Redemption Agreement dated as of December 23, 2003 between the Company and Worthington.

         "SUBORDINATION AGREEMENT" means that certain Subordination and Intercreditor Agreement dated as of March 26, 2004, by and between the Agent and Senior Bank Agent, as the same may be amended, modified, supplemented or restated from time to time in accordance with the terms hereof.

         "SUBSIDIARY" means any corporation or other Person more than 50% of the outstanding ordinary voting shares or other equity interests of which is at the time directly or indirectly owned by the Company, by one or more of its Subsidiaries, or by the Company and one or more of such Subsidiaries.

         "SUBSIDIARY BOARD" has the meaning given such term in Section 8.11 of this Agreement.

         "TAX" or "TAXES" means federal, state, county, local, foreign or other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated and other taxes of any kind whatsoever (including, without limitation, deficiencies, penalties, additions to tax, and interest attributable thereto) whether disputed or not.

         "TAX RETURN" means any return, information report or filing with respect to Taxes, including any schedules attached thereto and including any amendment thereof.

         "TOTAL FUNDED DEBT" means, at any time the same is to be determined, the aggregate of all Indebtedness of the Company and its Subsidiaries at such time, plus all Indebtedness of any other Person which is directly or indirectly guaranteed by the Company or any of its Subsidiaries or which the Company of any of its Subsidiaries has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which the Company or any of its Subsidiaries has otherwise assured a creditor against loss.

         "TOTAL FUNDED DEBT/EBITDA RATIO" means, as of the last day of any fiscal quarter of the Company, the ratio of (x) Total Funded Debt as of such date to (y) EBITDA for the four fiscal quarters of the Company ending on such date.

         "TOTAL SENIOR FUNDED DEBT" means, at any time the same is to be determined, Total Funded Debt at such time minus the sum of (i) the principal balance of the Obligations, and (ii) the principal balance of Junior Subordinated Debt then outstanding to Messrs. Bouie and Butler, and (iii) amounts owing by the Company to Worthington pursuant to the Settlement Agreement or the Stock Redemption Agreement.

         "TOTAL SENIOR FUNDED DEBT/EBITDA RATIO" means, as of the last day of any fiscal quarter of the Company, the ratio of (x) Total Senior Funded Debt as of such date to (y) EBITDA for the four fiscal quarters of the Company ending on such date.

         "UNDERLYING CAPITAL STOCK" means (a) the Capital Stock issued or issuable upon exercise of the Warrants and (b) any Capital Stock issued or issuable with respect to the securities referred to in clause (a) above by way of dividend or split or in connection with a combination of Shares, recapitalization, merger, consolidation or other reorganization. For purposes of this Agreement, any Person who exercises a Warrant shall be deemed to be the holder of the Underlying Capital Stock obtainable upon exercise of such Warrant, and such Person shall be entitled to exercise the rights of a holder of Underlying Capital Stock hereunder. As to any particular Shares of Underlying Capital Stock, such Shares shall cease to be Underlying Capital Stock when they have been (i) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (ii) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act (or any similar provision then in force) or (iii) repurchased by the Company or any of its Subsidiaries.

         "UNFUNDED VESTED LIABILITIES" means, for any Plan at any time, the amount (if any) by which the present value of all vested nonforfeitable accrued benefits under such Plan exceeds the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

         "UNUSED REVOLVING CREDIT COMMITMENTS" shall have the meaning given such term in the Senior Credit Agreement.

         "WARRANTS" means and includes those certain Stock Purchase Warrants dated the date hereof, issued by the Company in favor of the Purchasers to acquire an aggregate of nine percent (9%) of the Capital Stock of the Company, on a fully-diluted basis, in substantially the form attached hereto as Exhibit B, with the blanks appropriately filled in, as may be amended, restated or supplemented from time to time, and "WARRANT" means each of the Warrants issued hereunder, individually.

         "WELFARE PLAN" means a "welfare plan" as defined in Section 3(1) of ERISA.

         "WELLS FARGO SUBORDINATION AGREEMENT" means that certain Subordination Agreement dated as of June 20, 2003 made by the Company for the benefit of Wells Fargo Business Credit, Inc. and relating to the Mid-Central Notes, in the form delivered to the Agent.

         "WHOLLY OWNED SUBSIDIARY" means a Subsidiary of the Company all of the issued and outstanding shares of capital stock (other than directors' qualifying shares as required by law) or other equity interests are owned by the Company and/or one or more Wholly Owned Subsidiaries within the meaning of this definition.

         "WORTHINGTON" means WI Products, Inc., f/k/a Worthington Custom Plastics, Inc.

         Section 5.2 Interpretation. The foregoing definitions are equally applicable to both the singular and plural forms of the terms defined. All references to time of day herein are references to Chicago, Illinois time unless otherwise specifically provided. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done in accordance with GAAP except where such principles are inconsistent with the specific provisions of this Agreement.

         Section 5.3 Change in Accounting Principles. If, after the date of this Agreement, there shall occur any change in generally accepted accounting principles from those used in the preparation of the financial statements referred to in Section 6.5 hereof and such change shall result in a change in the method of calculation of any financial covenant, standard or term found in this Agreement, either the Company or the Majority Holders may by notice to the holders of the Notes and the Company, respectively, require that the Agent (at the direction of the Majority Holders) and the Company negotiate in good faith to amend such covenant, standard and term so as equitably to reflect such change in accounting principles, with the desired result being that the criteria for evaluating the financial condition of the Company and its Subsidiaries shall be the same as if such change had not been made. No delay by the Company or the Majority Holders in requiring such negotiation shall limit their right to so require such a negotiation at any time after such a change in accounting principles. Without limiting the generality of the foregoing, the Company shall neither be deemed to be in compliance with any financial covenant hereunder nor out of compliance with any financial covenant hereunder if such state of compliance or noncompliance, as the case may be, would not exist but for the occurrence of a change in accounting principles after the date hereof.

                                   SECTION 6

                         REPRESENTATIONS AND WARRANTIES.

         The Company represents and warrants to the Agent and the Purchasers as follows:

         Section 6.1 Organization and Qualification. The Company is duly organized, validly existing and in good standing as a corporation under the laws of the State of Georgia, and has full and adequate corporate power to own its Property and carry on its business as now conducted. The Company is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business conducted by it or the nature of the Property owned or leased by it requires such licensing or qualification unless and to the extent that the failure to be so licensed or qualified or to be in such good standing would not have any material adverse effect on the financial condition, Properties, business, or operations of the Company or in its ability to perform or the Agent's ability to enforce performance of the Company's obligations under the Operative Documents.

         Section 6.2 Subsidiaries. Each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized, as the case may be, has full and adequate power to own its Property and carry on its business as now conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business conducted by it or the nature of the Property owned or leased by it requires such licensing or qualification unless and to the extent that the failure to be so licensed or qualified or to be in such good standing would not have any material adverse effect on the financial condition, Properties, business or operations of the Company and its Subsidiaries taken as a whole or in its ability to perform or the Agent's ability to enforce performance of the Company's obligations under the Operative Documents. Schedule
6.2 hereto identifies each Subsidiary, the jurisdiction of its incorporation or organization, as the case may be, the percentage of issued and outstanding shares of each class of its Capital Stock or other equity interests owned by the Company and the Subsidiaries and, if such percentage is not 100% (excluding directors' qualifying shares as required by law), a description of each class of its authorized Capital Stock and other equity interests and the number of shares of each class issued and outstanding. All of the outstanding shares of capital stock and other equity interests of each Subsidiary are validly issued and outstanding and fully paid and nonassessable and all such shares and other equity interests indicated on Schedule 6.2 as owned by the Company or a Subsidiary are owned, beneficially and of record, by the Company or such Subsidiary free and clear of all Liens, other than Liens in favor of the Senior Bank Agent that are subject to the Subordination Agreement. There are no outstanding commitments or other obligations of any Subsidiary to issue, and no options, warrants or other rights of any Person to acquire, any shares of any class of capital stock or other equity interests of any Subsidiary.

         Section 6.3 Authority and Validity of Obligations. The Company has full right and authority to enter into this Agreement and the other Operative Documents executed by it, to issue its Notes and Warrants, to grant to the Agent the Liens described in the Collateral Documents executed by the Company, and to perform all of its obligations hereunder and under the other Operative Documents executed by it. Each Subsidiary has full right and authority to enter into the Operative Documents executed by it, to grant to the Agent the Liens described in the Collateral Documents executed by such Person, and to perform all of its obligations under the Operative Documents executed by it. The Operative Documents delivered by the Company and its Subsidiaries have been duly authorized, executed, and delivered by such Persons and constitute valid and binding obligations of the Company and its Subsidiaries enforceable against them in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law); and this Agreement and the other Operative Documents do not, nor does the performance or observance by the Company or any Subsidiary of any of the matters and things herein or therein provided for, (a) contravene or constitute a default under any provision of law or any judgment, injunction, order or decree binding upon the Company or any Subsidiary or any provision of the organizational documents (e.g., charter, certificate or articles of incorporation and by-laws, certificate or articles of association and operating agreement, partnership agreement, or other similar organizational documents) of the Company or any Subsidiary, (b) contravene or constitute a default under any covenant, indenture or agreement of or affecting the Company or any Subsidiary or any of their Property, in each case where such contravention or default, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (c) result in the creation or imposition of any Lien on any Property of the Company or any Subsidiary other than the Liens (i) granted in favor of the Agent pursuant to the Collateral Documents, and (ii) granted in favor of the Senior Bank Agent that are subject to the Subordination Agreement.

         Section 6.4 Use of Proceeds; Margin Stock. The Company shall use the proceeds of the issuance of the Notes to refinance all or a part of its existing senior credit facility, to pay fees and expenses associated with such refinancing and general working capital purposes. Neither the Company nor any of its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Note hereunder will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

         Section 6.5 Financial Reports. The consolidated balance sheet of the Company and its Subsidiaries as at December 31, 2003 and the related consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for the fiscal year then ended, and accompanying notes thereto, which financial statements are accompanied by the audit report of KPMG LLP, independent public accountants, and the unaudited interim consolidated balance sheet of the Company and its Subsidiaries as at February 29, 2004 and the related consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for the two (2) months then ended, heretofore furnished to the Purchasers, fairly present the consolidated financial condition of the Company and its Subsidiaries as at said dates and the consolidated results of their operations and cash flows for the periods then ended in conformity with GAAP applied on a consistent basis. Neither the Company nor any of its respective Subsidiaries has contingent liabilities which are material to it other than as indicated on such financial statements or, with respect to future periods, on the financial statements furnished pursuant to
Section 8.5 hereof. Since December 31, 2003, no event or condition has occurred which would have a Material Adverse Effect.

         Section 6.6 Full Disclosure. The statements and information furnished to the Agent and the Purchasers in connection with the negotiation of this Agreement and the commitments by the Purchasers to provide all or part of the financing contemplated hereby do not contain any untrue statements of a material fact or omit a material fact necessary to make the material statements contained therein or herein not misleading, the Purchasers acknowledging that as to any projections furnished to any Purchaser, the Company only represents that the same were prepared on the basis of information and estimates the Company believed to be reasonable.

         Section 6.7 Good Title. The Company and its respective Subsidiaries have good and defensible title to their respective Property as reflected on the most recent consolidated balance sheet of the Company and its Subsidiaries furnished to the Purchasers (except for sales of assets by the Company and such Subsidiaries in the ordinary course of their respective businesses), subject to no Liens other than such thereof as are specifically identified on Schedule 6.7 or, with the exception of Liens on real Property, permitted by Section 8.15 hereof.

         Section 6.8 Litigation and Other Controversies. There is no litigation or governmental proceeding or labor controversy pending, nor to the knowledge of the Company threatened, against the Company or any of its Subsidiaries which if adversely determined would result in any material adverse change in the financial condition, Properties, business or operations of the Company and its Subsidiaries taken as a whole.

         Section 6.9 Taxes. All Tax Returns with respect to any material Tax required to be filed by the Company or any Subsidiary in any jurisdiction have, in fact, been filed, and all Taxes upon the Company or any Subsidiary or upon any of their respective Properties, income or franchises, which are shown to be due and payable in such returns, have been paid. The Company does not know of any proposed additional Tax assessment against the Company or any Subsidiary which if paid (taking into consideration any cash segregated for such purpose) would have a Material Adverse Effect. Adequate provisions in accordance with GAAP for Taxes on the books of the Company and each Subsidiary have been made, or (to the extent such provisions have not been made) adequate cash reserves for such Taxes have been segregated, in each case for all open years, and for its current fiscal period. No Consolidated Entity has made an election under Section 341(f) of the Code. No Consolidated Entity is liable for the Taxes of another Person that is not a Subsidiary in an amount under (i) Treasury Regulation
Section 1.1502-6 (or comparable provisions of state, local or foreign law), (ii) as a transferee or successor, (iii) by contract or indemnity, or (iv) otherwise. No Consolidated Entity is a party to any tax sharing agreement. Each Consolidated Entity has disclosed on its federal income Tax Returns any position taken for which substantial authority (within the meaning of Code Section 6662(d)(2)(B)(i)) did not exist at the time the Tax Return was filed. No Consolidated Entity has made any payments, is obligated to make payments or is a party to an agreement that could obligate it to make any payments that would not be deductible under Code Section 280G.

         Section 6.10 Approvals. No authorization, consent, license, exemption, filing or registration with any court or governmental department, agency or instrumentality, nor any approval or consent of the stockholders of the Company or any other Person, is or will be necessary to the valid execution, delivery or performance by the Company of this Agreement, the Operative Documents, the Notes, the Warrants or the Investor Rights Agreement.

         Section 6.11 Affiliate Transactions. Neither the Company nor any of its Subsidiaries is a party to any contracts or agreements with any of its Affiliates (other than with Wholly Owned Subsidiaries) on terms and conditions which are less favorable to the Company or such Subsidiary than would be usual and customary in similar contracts or agreements between Persons not affiliated with each other.

         Section 6.12 Investment Company; Public Utility Holding Company. Neither the Company nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "public utility holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         Section 6.13 ERISA. The Company and each other member of its Controlled Group has fulfilled its obligations under the minimum funding standards of and is in compliance in all material respects with ERISA and the Code to the extent applicable to it and has not incurred any liability to the PBGC or a Plan under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA. Neither the Company nor any Subsidiary has any contingent liabilities with respect to any post-retirement benefits under a Welfare Plan, other than liability for continuation coverage described in article 6 of Title I of ERISA.

         Section 6.14 Compliance with Laws (Nonenvironmental). The Company and its Subsidiaries are in compliance with the requirements of all federal, state and local laws, rules and regulations (in each case, other than with respect to Environmental Laws) applicable to or pertaining to the Properties or business operations of the Company or any such Subsidiary (including, without limitation, the Occupational Safety and Health Act of 1970, and the Americans with Disabilities Act of 1990, non-compliance with which would reasonably be expected to have a Material Adverse Effect as a whole. Neither the Company nor any of its Subsidiaries has received notice to the effect that its operations are not in compliance with any of the requirements of applicable federal, state or local statutes and regulations (other than Environmental Laws), which non-compliance would reasonably be expected to have a Material Adverse Effect.

         Section 6.15      Environmental and Safety Matters

                  (a) Except as set forth on the Schedule 6.15, the Company and its Subsidiaries have materially complied with and are currently in material compliance with all Environmental Laws, and neither the Company nor any of its respective Subsidiaries have received any oral or written notice, regarding any liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) or any corrective, investigatory or remedial obligations arising under Environmental Laws which have not been corrected and which relate to the Company or any of its Subsidiaries or any of their Properties or facilities. Without limiting the generality of the foregoing, the Company and its Subsidiaries have obtained and materially complied with, and are currently in material compliance with, all permits, licenses and other authorizations that may be required pursuant to any Environmental Law for the occupancy of their properties or facilities or the operation of their businesses. Neither this Agreement nor the consummation of the transactions contemplated by this Agreement shall impose any obligations on the Company or any of its Subsidiaries or otherwise for site investigation or cleanup, or notification to or consent of any government agencies or third parties under any Environmental Laws (including, without limitation, any so called "transaction-triggered" or "responsible property transfer" laws and regulations). None of the following exists in violation of Environmental Laws at any property or facility owned, occupied or operated by the Company or any of its respective Subsidiaries:

                           (i)      underground storage tanks or surface
         impoundments;

                           (ii) asbestos-containing materials in any form or condition; or

                           (iii)    materials or equipment containing
         polychlorinated biphenyls.

                  (b) Except as set forth on Schedule 6.15, neither the Company nor any of its respective Subsidiaries has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled or released any substance (including, without limitation, any Hazardous Material) or owned, occupied or operated any facility or property, so as to give rise to liabilities of the Company or any of its Subsidiaries for response costs, natural resource damages or attorneys fees pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), as amended, or any other Environmental Law, except where any such action would not, individually or in the aggregate, have a Material Adverse Effect.

                  (c) Without limiting the generality of the foregoing, except as set forth on Schedule 6.15, no facts, events or conditions relating to the past or present Properties, facilities or operations of the Company or its Subsidiaries shall materially prevent, hinder or limit continued compliance with Environmental Laws, give rise to any corrective, investigatory or remedial obligations pursuant to Environmental Laws or any other material liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental Laws (including, without limitation, those liabilities relating to onsite or offsite releases or threatened releases of Hazardous Materials, personal injury, property damage or natural resources damage).

                  (d) Except as set forth on Schedule 6.15, neither the Company nor any of its Subsidiaries has, either expressly or by operation of law, assumed or undertaken any liability or corrective, investigatory or remedial obligation of any other Person relating to any Environmental Laws.

                  (e) Except as set forth on Schedule 6.15, neither the Company nor any of its Subsidiaries has received or is subject to any Environmental Claims. No Lien, whether recorded or unrecorded, in favor of any international, federal, state or local governmental authority having jurisdiction over the Company or any of its Subsidiaries, relating to any liability of the Company or any of its Subsidiaries arising under any Environmental Laws has attached to any property owned, leased or operated by the Company or any of its Subsidiaries.

         Section 6.16 Other Agreements. Neither the Company nor any of its Subsidiaries is in default under the terms of any covenant, indenture or agreement of or affecting the Company or any such Subsidiary or any of their Properties, which default would have a Material Adverse Effect. All of the Company's and its Subsidiaries' material contracts are valid, binding and enforceable in accordance with their respective terms, except where any failure or failures thereof would not, considered in the aggregate, have a Material Adverse Effect. Each of the Company and each of its Subsidiaries has performed all obligations required to be performed by it under such contracts and is not in default under or in breach of nor in receipt of any claim of default or breach under any such contract; no event has occurred which, with the passage of time or the giving of notice or both, would result in a default, breach or event of noncompliance by the Company or any of its Subsidiaries under any such contract; and neither the Company nor any of its Subsidiaries has any present expectation or intention of not fully performing all such obligations; neither the Company nor any of its Subsidiaries has knowledge of any breach or anticipated breach by the other parties to any such contract. Neither the Company nor any of its Subsidiaries is a party to any contract or commitment requiring it to purchase or sell goods or services or lease property above or below (as the case may be) prevailing market prices and rates.

         Section 6.17 No Default. No Default or Event of Default has occurred and is continuing.

         Section 6.18 Trademarks, Franchises, and Licenses. The Company and its Subsidiaries own, possess, or have the right to use all necessary patents, licenses, franchises, trademarks, trade names, trade styles, copyrights, trade secrets, know how, and confidential commercial and proprietary information to conduct their businesses as now conducted, without known conflict with any patent, license, franchise, trademark, trade name, trade style, copyright or other proprietary right of any other Person, except for any such failures to so own, possess or have the right to use the same or any such conflicts which would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.

         Section 6.19 Governmental Authority and Licensing. The Company and its Subsidiaries have received all licenses, permits, and approvals of all federal, state, and local governmental authorities, if any, necessary to conduct their businesses, in each case where the failure to obtain or maintain the same could reasonably be expected to have a Material Adverse Effect. No investigation or proceeding which, if adversely determined, could reasonably be expected to result in revocation or denial of any material license, permit or approval is pending or, to the knowledge of the Company, threatened.

         Section 6.20 Solvency. The Company and its Subsidiaries are solvent, able to pay their debts as they become due, and have sufficient capital to carry on their business and all businesses in which they are about to engage.

         Section 6.21      Capital Structure.

                  (a) Generally. The authorized capital stock of the Company consists of (i) 20,000,000 shares of Class A Common Stock, $.01 par value, of which there are 4,560,547 shares issued and outstanding as of the Closing Date and no shares held in the treasury of the Company; (ii) 200,000 shares of Class B Common Stock, $.01 par value, of which there are 100,000 shares issued and outstanding as of the Closing Date and no shares held in the treasury of the Company; and (iii) 2,000,000 shares of Preferred Stock, no par value, of which 10,000 shares are issued and outstanding as of the Closing Date and no shares held in the treasury of the Company. All outstanding shares of the Company's Class A and Class B Common Stock and Preferred Stock are duly authorized, validly issued, fully paid and nonassessable and are not subject to preemptive rights created by statute, the Articles of Incorporation or Bylaws of the Company or any agreement or document to which the Company is a party or by which it is bound. Shares of the Company's Class B Common Stock are convertible, on a one-to-one basis, into shares of the Company's Class A Common Stock, and shares of the Company's Preferred Stock are not convertible into any Capital Stock of the Company. As of the Closing Date the Company had remaining a reserve of an aggregate of 1,166,711 shares and 25,000 shares, respectively, of the Company's Class A Common Stock for issuance to employees pursuant to the Company's 1997 Employee Stock Option Plan (the "STOCK OPTION PLAN"), and the Company's Morton Industrial Group, Inc. Nonemployee Directors' Compensation Plan (the "COMPANY DIRECTOR PLAN"). Except for the Warrants,
Schedule 6.21 sets forth for each Person who held options to acquire shares of the Company's Class A or Class B Common Stock, or any other capital stock of the Company, in each case as of the Closing Date, the name of the holder of such option, the number of shares subject to such option, the exercise price of such option, the number of shares as to which such option was vested at such date and the vesting schedule for such option. As of the Closing Date there are, in the aggregate, 336,981 shares of Class A Common Stock available for issuance under the Option Plans.

                  (b) Obligations With Respect to Capital Stock. Except as set forth in Section 6.21(a), and except for the Warrants, as of the Closing Date, there are no equity securities, partnership interests or similar ownership interests of any class of the Company, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. As of the Closing Date, except as described in Section 6.21(a) and except for the Warrants, there are no options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which the Company or any of its Subsidiaries is a party or by which it is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition, of any shares of capital stock, partnership interests or similar ownership interests of the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement.

         Section 6.22 SEC Disclosure. The Class A Common Stock of the Company is registered pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and the Company has timely filed all proxy statements, reports, schedules, forms, statements and other documents required to be filed by it under the Exchange Act. The Company has filed (a) its Annual Report on Form 10-K for the fiscal year ended December 31, 2002 and (b) its Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2003 (collectively, the "SEC REPORTS"). Each SEC Report was, at the time of its filing, in substantial compliance with the requirements of its respective form and none of the SEC Reports, nor the financial statements (and the notes thereto) included in the SEC Reports, as of their respective filing dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the United States Securities and Exchange Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed) and fairly present in all material respects the financial condition, the results of operations and the cash flows of the

Company and its Subsidiaries, on a consolidated basis, as of, and for, the periods presented in each such SEC Report.

                                   SECTION 7

                              CONDITIONS PRECEDENT.

         The obligation of the Purchasers to purchase and pay for the Securities is subject to fulfillment on or prior to the Closing Date of the following conditions precedent to the satisfaction of the Purchasers in their sole discretion:

         Section 7.1 Conditions. As of the time of the purchase of the Securities by the Purchasers:

                  (a) each of the representations and warranties set forth in Section 6 hereof and the other Operative Documents shall be true and correct in all material respects as of such time, except to the extent the same relate expressly to an earlier date;

                  (b) the Company shall be in compliance with all of the terms and conditions hereof, and no Default or Event of Default shall have occurred and be continuing hereunder;

                  (c) the Company shall have simultaneously sold to the Purchasers the Securities to be purchased by the Purchasers hereunder at the Closing;

                  (d) the Company shall have made all filings under all applicable federal and state securities laws necessary to consummate the issuance of the Securities pursuant to this Agreement in compliance with such laws;

                  (e) the purchase and sale of the Securities shall not violate any order, judgment or decree of any court or other authority or any provision of law or regulation applicable to the Agent or any Purchaser (including, without limitation, Regulation U of the Board of Governors of the Federal Reserve System, the Securities Act and the Securities Exchange Act) as then in effect;

                  (f) the Company, the Senior Bank Agent and the Senior Lenders shall have entered into the Senior Credit Agreement and all conditions to its effectiveness shall have been satisfied and no default or event of default shall have occurred and be continuing thereunder;

                  (g) the Purchasers shall have received approval from each of their respective investment committees to purchase the Securities and enter into this Agreement;

                  (h) since December 31, 2003 there shall have been no change in the financial condition, operating results, assets, operations, business prospects, results, assets, operations, business prospects, employee relations or customer or supplier relations of the Company or any of its Subsidiaries which would have a Material Adverse Effect; and

                  (i) Agent and the other Purchasers shall have completed a due diligence review of the Company and its Subsidiaries and their respective records, financial condition and operations, which due diligence review shall be satisfactory to Agent and the other Purchasers in their sole discretion.

         Section 7.2 Documents. At or prior to the purchase of the Securities, the Agent shall have received the following for the account of the Purchasers (each to be properly executed and completed) and the same shall have been approved as to form and substance by the Purchasers:

                  (a) this Agreement, the Notes and the Warrants, duly executed by the Company, the Guarantors and the Purchasers, as applicable;

                  (b) (i) the Collateral Documents and the UCC financing statements requested by the Agent in connection therewith, (ii) copies of original stock certificates representing all of the issued and outstanding shares of stock of the Company's Subsidiaries, together with stock powers therefor executed in blank and undated, (iii) patent, trademark, and copyright collateral agreements to the extent requested by the Agent, (iv) deposit account, securities account, and commodity account control agreements to the extent requested by the Agent and (v) landlord waivers with respect to leased properties of the Company and its Subsidiaries to the extent requested by the Agent, which it is hereby agreed by the parties will be delivered on a post-closing basis with respect to the leased properties in Apex, North Carolina and on Detroit Street, Morton, Illinois.

                  (c) a Mortgage duly executed and recorded with respect to each parcel of real property owned by the Company or any of its Subsidiaries;

                  (d) copies of title insurance policies and date-down endorsements for each policy of title insurance and all endorsements thereunder delivered to the Senior Bank Agent in form and substance acceptable to the Agent (which will, among other things, insure over any survey exception) from the issuer of such policy or another title insurance company acceptable to the Agent, maintaining the existing level of coverage under each such policy, provided that any title policies and endorsements which are not available at the time of the purchase of the Securities hereunder will be delivered by the Company to the Agent not later than 90 days after the date hereof, and Agent shall be named as the named insured on each title policy delivered hereunder;

                  (e) certified copies of resolutions of the Parent Board and each Subsidiary Board authorizing the execution and delivery of the Operative Documents delivered by them and indicating the authorized signers of such Operative Documents;

                  (f) copies of the articles of incorporation and by-laws of the Company and each Guarantor certified as true and correct by the Secretary or other appropriate officer of the Company or such Guarantor, as the case may be;

                  (g) a good standing certificate for the Company and each Guarantor, dated as of a date no earlier than thirty days prior to the date hereof, from the appropriate governmental office in the jurisdiction of its incorporation and in each jurisdiction in which such Person is required to qualify to do business; and

                  (h) an incumbency certificate containing the name, title and genuine signatures of the Company's Authorized Representatives;

                  (i) the Company, Agent and the Purchasers and certain other Persons shall have entered into an Investor Rights Agreement, in form and substance satisfactory to the Purchasers (the "INVESTOR RIGHTS AGREEMENT"), and the Investor Rights Agreement shall be in full force and effect;

                  (j) the Agent shall have received for the account of and addressed to the Purchasers the favorable written opinions of (i) Illinois counsel for the Company and the Guarantors and (ii) Georgia counsel for the Company, each in form and substance acceptable to the Agent and the Purchasers;

                  (k) the Agent shall have received copies of reliance letters addressed to the Agent and the Purchasers in form and substance satisfactory to Agent and the Purchasers relating to any prior environmental assessments;

                  (l) the Agent shall have received evidence satisfactory to it, including without limitation a certificate from the Company's chief financial officer with supporting documentation satisfactory to the Agent, that
(i) EBITDA for the twelve months ending on February 29, 2004, was not less than $11,600,000; (ii) the Total Funded Debt/EBITDA Ratio, measured based on Total Funded Debt projected to be outstanding after giving effect to the Closing hereunder and under the Senior Credit Agreement and EBITDA for the four fiscal quarters ended on February 29, 2004, will be less than 4.10 to 1.0; and (iii) the Total Senior Funded Debt/EBITDA Ratio, measured based on Total Senior Funded Debt projected to be outstanding after giving effect to the Closing hereunder and under the Senior Credit Agreement and EBITDA for the four fiscal quarters ended on February 29, 2004, will be less than 2.90 to 1.0 (as used in this clause (d), EBITDA shall be understood by the parties to incorporate such adjustments thereto as are acceptable to the Company and the Agent and shall specifically exclude the terms of the proviso set forth at the end of the definition of EBITDA herein);

                  (m) the Agent shall have received such evaluations and certifications as it may require (including (i) satisfactory results of a collateral audit, and (ii) appraisal reports, real estate surveys, flood hazard determinations and environmental assessments in form and substance satisfactory to the Agent with respect to the real property of the Company and its Subsidiaries in order to satisfy itself as to the value of the Collateral, the financial condition of the Company and its Subsidiaries, and the lack of material contingent liabilities of the Company and its Subsidiaries;

                  (n) the Liens granted to the Agent under the Collateral Documents shall have been perfected in a manner satisfactory to each Lender and its counsel;

                  (o) the Borrower and its Subsidiaries shall have entered into the account arrangements described n Section 4.4 hereof.

                  (p) the Agent shall have received a fully executed copy of the Subordination Agreement;

                  (q)      [Reserved];

                  (r) the Agent shall have received evidence of insurance required to be maintained under the Operative Documents, naming the Agent as mortgagee and loss payee for the benefit of the Purchasers and as an additional insured;

                  (s) the Agent shall have received financing statement, tax, and judgment lien search results against the Property of the Company and each Subsidiary evidencing the absence of Liens on its Property except as permitted by Section 8.15 hereof;

                  (t) the Agent shall have received, for the benefit of the Purchasers, a collateral assignment of life insurance in form and substance satisfactory to the Agent on the life of William Morton, which insurance shall be in an aggregate amount of not less than $4,000,000;

                  (u) the Agent shall have received for the account of the Purchasers such other agreements, instruments, documents, certificates and opinions as the Agent or the Purchasers may reasonably request;

                  (v) the Agent shall have received from the Company the initial fees called for by Section 3.1(a) hereof and reimbursement for any fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, legal fees);

                  (w) the Liens granted to the Agent under the Collateral Documents shall have been perfected in a manner satisfactory to each Purchaser and its counsel;

                  (x) after giving effect to the initial loans under the Senior Credit Agreement, there shall be at least $5,000,000 in Unused Revolving Credit Commitment and in availability under the Borrowing Base, which shall be evidenced by a Borrowing Base Certificate delivered at the Closing in the form provided to the Senior Bank Agent;

                  (y) the obligations under the existing senior credit agreement shall have been repaid in full and all commitments of the senior lenders thereunder cancelled; and

                  (z) the capital and organizational structure of the Company and its Subsidiaries shall be satisfactory to the Agent and the Purchasers including, without limitation, the effectiveness of the Senior Credit Agreement, which shall provide for loans thereunder of $40,000,000 which shall include an $18,000,000 revolving facility and a $22,000,000 term facility, which shall be satisfactory to the Agent and the Purchasers, and Agent shall have received true, correct and complete copies of the Senior Credit Documents.

         Anything to the contrary in the foregoing provisions of this Section
7.2 notwithstanding:

                  (aa) Provided that Agent receives reliance letters acceptable to Agent and the Purchasers, Agent shall accept environmental audits which are deemed acceptable to Senior Agent;

                  (bb) Agent shall accept copies of the following real estate surveys in lieu of new surveys:

                           (i) Survey of the Morton, Illinois real estate dated January 8, 1998 by David L. Humphrey, professional land surveyor;

                           (ii) Survey of the Welcome, North Carolina real estate dated August 10, 1992 by J. Todd Everhart, registered land surveyor; and

                           (iii) Survey of the Honea Path, South Carolina real estate dated May 15, 1998 by J. Don Lee, registered land surveyor.

                                   SECTION 8

                                   COVENANTS.

         The Company agrees that, so long as any portion of the Notes remains outstanding, except to the extent compliance in any case or cases is waived in writing by the Majority Holders:

         Section 8.1 Maintenance of Business. The Company shall, and shall cause each of its Subsidiaries to, preserve and keep in force and effect its corporate existence (except to the extent such existence terminates in mergers and consolidations permitted by Section 8.19 hereof) and all licenses, permits and franchises necessary to the proper conduct of its business.

         Section 8.2 Maintenance of Property. The Company will maintain, preserve and keep those of its Properties material to its business in good repair, working order and condition (ordinary wear and tear excepted) and will from time to time make all needful and proper repairs, renewals, replacements, additions and betterments thereto so that at all times the efficiency thereof shall be fully preserved and maintained, and will cause each of their respective Subsidiaries to do so in respect of Property owned or used by it.

         Section 8.3 Taxes and Assessments. The Company will duly pay and discharge, and will cause each of its Subsidiaries to duly pay and discharge, all federal and other material taxes, rates, assessments, fees and governmental charges upon or against it or its Properties, in each case before the same become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves are provided therefor.

         Section 8.4 Insurance. The Company will insure and keep insured, and will cause each of its Subsidiaries to insure and keep insured, with good and responsible insurance companies, all insurable Property owned by it which is of a character usually insured by Persons similarly situated and operating like Properties against loss or damage from such hazards and risks, and in such amounts, as are insured by Persons similarly situated and operating like Properties; and the Company will insure, and cause each of their respective Subsidiaries to insure, such other hazards and risks (including employers' and public liability risks) with other good and responsible insurance companies as and to the extent usually insured by Persons similarly situated and conducting similar businesses. The Company will upon request of the

Agent furnish a certificate setting forth in summary form the nature and extent of the insurance maintained pursuant to this Section.

         Section 8.5 Financial Reports. The Company will, and will cause each of its Subsidiaries to, maintain a standard system of accounting in accordance with GAAP, will permit the Agent, each holder of any Note and their representatives to visit and inspect the properties and assets (including books and records) of the Company and its Subsidiaries at all reasonable times and will furnish to the Agent, each holder of the Securities and their duly authorized representatives such information respecting the business and financial condition of the Company and its Subsidiaries as the Agent or such holder may reasonably request; and without any request, the Company will furnish to the holders of the Notes:

                  (a) as soon as available, and in any event within 45 days after the close of each monthly fiscal period of the Company which is also the end of a fiscal quarter of the Company and within 30 days after the close of each other monthly fiscal period of the Company, a copy of the balance sheet, statements of income, retained earnings and cash flows of the Company and its Subsidiaries for such period, all prepared on a consolidated basis and in reasonable detail showing in comparative form the figures for the corresponding date and period in the previous fiscal year and a comparison to budget, prepared by the Company in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes) and certified to by the chief financial officer of the Company;

                  (b) as soon as available, and in any event within 90 days after the close of each fiscal year of the Company, a copy of the consolidated balance sheet of the Company and its Subsidiaries as of the close of such fiscal year and the consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for such period, and accompanying notes thereto, all in reasonable detail showing in comparative form the figures for the previous fiscal year and a comparison to budget, accompanied by an unqualified opinion thereon of KPMG LLP or another firm of independent public accountants of recognized national standing, selected by the Company and satisfactory to the Agent, to the effect that the financial statements have been prepared in accordance with GAAP and present fairly in accordance with GAAP the consolidated financial condition of the Company and its Subsidiaries as of the close of such fiscal year and the results of their operations and cash flows for the fiscal year then ended and that an examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, such examination included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances;

                  (c) a copy of any management letters on internal accounting controls of the Company or any Subsidiary prepared by its independent public accountants;

                  (d) promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports the Company sends to its shareholders, and copies of all other regular, periodic and special reports (other than SEC Form 3, Form 4, Form 5, Form S-8 or similar administrative reports) and all registration statements the Company files with the Securities and Exchange Commission or any successor thereto, or with any national securities exchanges;

                  (e) promptly after knowledge thereof shall have come to the attention of any responsible officer of the Company, written notice of (x) any threatened or pending litigation or governmental proceeding or labor controversy against the Company or any Subsidiary which, if adversely determined, would have a material adverse effect on the financial condition, Properties, business or operations of the Company and its Subsidiaries taken as a whole or of (y) the occurrence of any Default or Event of Default hereunder;

                  (f) as soon as available, and in any event within 30 days prior to the end of each fiscal year of the Company, a copy of the Company's consolidated and consolidating business plan for the following fiscal year, such budget and business plan to show the Company's projected consolidated and consolidating revenues, expenses and balance sheet on a quarter-by-quarter/month-by-month basis, such business plan to be in reasonable detail prepared by the Company and in form satisfactory to the Agent and the Majority Holders (which shall include a summary of all assumptions made in preparing such budget and business plan);

                  (g)      notice of any Change of Control; and

                  (h) within thirty (30) days after the close of each month, a Borrowing Base Certificate prepared as of the last day of such month.

         Each of the financial statements furnished to the holders of the Notes pursuant to clauses (a) and (b) of this Section shall be accompanied by a written certificate in the form attached hereto as Exhibit C signed by the chief financial officer of the Company to the effect that to the best of the chief financial officer's knowledge and belief no Default or Event of Default is continuing as of the close of the period covered by such statements or, if any such Default or Event of Default is continuing as of the close of such period, setting forth a description of such Default or Event of Default and specifying the action, if any, taken by the Company to remedy the same. Such certificate shall also set forth the calculations supporting such statements in respect of Sections 8.6, 8.7, 8.8, 8.9 and 8.10 of this Agreement.

         The Company will, and will cause each Subsidiary to, permit the Agent, the Purchasers and their duly authorized representatives to visit and inspect any of the Properties of the Company and its Subsidiaries, to examine all of their books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants (and by this provision the Company authorizes such accountants to discuss with the holders of the Notes (and such Persons as any holder of any Note may designate) the finances and affairs of the Company and its Subsidiaries) all at such reasonable times and as often as may be reasonably requested.

         Section 8.6 Total Funded Debt/EBITDA Ratio. The Company shall not, as of the last day of each fiscal quarter of the Company ending on the dates set forth below, permit the Total Funded Debt/EBITDA Ratio to be greater than the corresponding ratio set forth opposite such dates:

                                                TOTAL FUNDED
     FISCAL QUARTER                          DEBT/EBITDA RATIO
      ENDING DATES                       SHALL NOT BE GREATER THAN
-------------------------                --------------------------
Closing Date through and
     including 9/30/04                          5.00 to 1.0
12/31/04 through 9/30/05                        4.50 to 1.0
12/31/05 through 9/30/06                        4.00 to 1.0
12/31/06 through 9/30/07                        3.50 to 1.0
12/31/07 and thereafter                         3.40 to 1.0

Section 8.7 Total Senior Funded Debt/EBITDA Ratio. The Company shall not, as of the last day of each fiscal quarter of the Company ending on the dates set forth below, permit the Total Senior Funded Debt/EBITDA Ratio to be greater than the corresponding ratio set forth opposite such dates:

                                           TOTAL SENIOR FUNDED
     FISCAL QUARTER                         DEBT/EBITDA RATIO
      ENDING DATES                      SHALL NOT BE GREATER THAN
-------------------------               --------------------------
Closing Date through and
   including 9/30/04                            3.95 to 1.0
12/31/04 through 9/30/05                        3.30 to 1.0
12/31/05 through 9/30/06                        2.90 to 1.0
12/31/06 through 9/30/07                        2.45 to 1.0
12/31/07 and thereafter                         2.35 to 1.0

         Section 8.8 Minimum EBITDA. The Company shall not, as of the last day of each fiscal quarter of the Company ending on the dates set forth below, permit EBITDA for the four fiscal quarters of the Company then most-recently ended to be less than the corresponding amount set forth opposite such dates:

     FISCAL QUARTER                    EBITDA FOR SUCH PERIOD SHALL
      ENDING DATE                           NOT BE LESS THAN:
-------------------------              ----------------------------
3/31/04 through 9/30/04                         $10,000,000
12/31/04 through 9/30/06                        $10,200,000

     FISCAL QUARTER                    EBITDA FOR SUCH PERIOD SHALL
      ENDING DATE                           NOT BE LESS THAN:
-------------------------              ----------------------------
12/31/06 and thereafter                          $9,775,000

         Section 8.9 Fixed Charge Coverage Ratio. The Company will not, as of the last day of each fiscal quarter of the Company ending on the dates set forth below, permit the Fixed Charge Coverage Ratio to be less than:

     FISCAL QUARTER                              FIXED CHARGE COVERAGE
      ENDING DATES                           RATIO SHALL NOT BE LESS THAN
-----------------------------                -----------------------------
At all times                                         1.0 to 1.0

         Section 8.10 Capital Expenditures. The Company will not, nor will it permit any Subsidiary to, expend or (without duplication) become obligated to expend, in each case for Capital Expenditures aggregating for the Company and its Subsidiaries (taken together) an amount during any fiscal year of the Company in excess of the corresponding amount set forth below opposite such fiscal year:

                                    CAPITAL EXPENDITURES
FISCAL YEAR                           SHALL NOT EXCEED
-----------                         --------------------
    2004                                 $5,280,000
    2005                                 $5,720,000
    2006                                 $7,260,000
    2007                                 $7,370,000
    2008                                 $7,590,000

         Section 8.11 Board Matters. The Company shall hold meetings of its Board of Directors (the "PARENT BOARD") at least once every quarter. The Board of Directors of any Subsidiary of the Company (each, a "SUBSIDIARY BOARD") shall hold meetings at least once every quarter. The Parent Board shall have an audit committee and a compensation committee. Members of the audit committee and the compensation committee shall be members of the Parent Board that are not employees of the Company or any of its Subsidiaries. Pursuant to the Investor Rights Agreement, any Purchaser holding fifty percent (50%) of the Warrants or fifty percent (50%) of the Underlying Capital Stock shall have the right to designate one Person (each, a "DESIGNEE") who shall have observation rights with respect to all meetings of the Parent Board and any Subsidiary Board. Each Designee shall have observation rights with respect to all meetings of the Parent Board and each Subsidiary Board. Each Designee shall have the right to attend each meeting of the Parent Board and each Subsidiary Board and all committees, respectively, thereof. The Parent Board and each Subsidiary Board shall give each Designee and each Purchaser notice of each meeting of its Board and each committee thereof at the same time and in the same manner as notices given to the members of its Board (which notice shall be promptly confirmed in writing). Each Designee and each Purchaser shall be entitled to receive all written materials and other information given to members of the Parent Board and the Subsidiary Boards and each committee thereof in connection with such meetings at the same time such materials and information are given to all other members of such Boards and such committees. The Company and each Subsidiary shall reimburse each Designee for reasonable out-of-pocket expenses in connection with attending such Board and committee meetings. The Company and each Subsidiary agrees to take any and all actions necessary to effectuate the intent of the foregoing provisions of this
Section 8.11.

         Section 8.12 Investor Protection. In connection with any Change of Control or similar transaction under circumstances where any Purchaser or any holder thereof continues to hold a Warrant, the Company shall make, or cause to be made, available to such Purchaser and/or such holder all economic benefits in a manner that treats any Purchaser and/or such holder equitably with respect to all other equity holders of the Company. In this regard, the Company agrees to structure any Change of Control or similar transaction, under circumstances where any Purchaser or any holder thereof continues to hold a Warrant, in order to treat all equity holders, including such Purchaser and/or such holder, in a fair and equitable manner and such transaction structure shall not include disguised purchase price components in the form of payments allocated to covenants not to compete, consulting payments and the like, except for employment agreements or similar agreements providing for reasonable "arms length" levels of compensation to such equity holder in return for future services to be rendered to the acquirer subsequent to a Change of Control.

         Section 8.13      Equity Restriction.  The Company shall not:

                  (a)      except as expressly permitted under Section 8.18 and
8.33 of this Agreement, directly or indirectly make, or permit any of its Subsidiaries to make, any purchase of any Capital Stock, or directly or indirectly redeem, purchase or make, or permit any of its Subsidiaries to redeem, purchase or make, any payments with respect to any stock appreciation rights, phantom stock plans or similar rights or plans; and

                  (b) authorize, issue or enter into any agreement providing for the issuance (contingent or otherwise) of any notes or debt securities containing equity features (including, without limitation, any notes or debt securities convertible into or exchangeable for Capital Stock or other equity securities issued in connection with the issuance of Capital Stock, or other equity securities or containing profit participation features) at a price at issuance which is lower than the then current market price of the Company's Capital Stock except as otherwise expressly contemplated by this Agreement.

         Section 8.14 Indebtedness. The Company will not, nor will it permit any of its Subsidiaries to, issue, incur, assume, create or have outstanding any Indebtedness; provided, however, that the foregoing provisions shall neither restrict nor operate to prevent:

                  (a) obligations of the Company and its Subsidiaries owing to the Agent and the Senior Lenders (and their Affiliates) under the Senior Credit Agreement;

                  (b) purchase money indebtedness and Capitalized Lease Obligations secured by Liens permitted by Section 8.15(d) hereof in an aggregate amount which does not exceed $3,000,000 at any one time outstanding;

                  (c) obligations of the Company arising out of interest rate, foreign currency and commodity hedging arrangements entered into with financial institutions in the ordinary course of business and not for speculative purposes;

                  (d) intercompany borrowings by and from the Company and its Subsidiaries;

                  (e) indebtedness secured by Liens permitted by Section 8.15(e) hereof in an aggregate amount which does not exceed $1,000,000 at any one time outstanding;

                  (f) unsecured indebtedness in an aggregate principal amount not to exceed $1,500,000 at any one time outstanding in favor of vendors or suppliers other than Deere or Caterpillar representing the extension, with the consent of the creditor, beyond the normal due date (but not beyond 360 days from invoice) of trade credit incurred in the ordinary course of business;

                  (g) the liability of Morton Metalcraft Co. of South Carolina for the currently outstanding indebtedness of SMP to Little River Electric Cooperative, Inc. ("LITTLE RIVER") evidenced by that certain Mortgage Note of SMP dated as of November 22, 1996 payable to the order of Little River in the face principal amount of $400,000 provided such liability at no time aggregates in excess of $400,000;

                  (h) all obligations of the Company to pay the Purchase Price (and, to the extent all or any portion of such amount is reinstated pursuant to the Stock Redemption Agreement, the Stated Redemption Amount) for the Subject Stock under, and as such capitalized terms are defined in, the Stock Redemption Agreement;

                  (i) to the extent not included in Section 8.14(h), the Junior Subordinated Debt; and

                  (j) unsecured indebtedness not otherwise permitted by this Section 8.14 provided the aggregate amount at any one time outstanding does not exceed $100,000.

         Section 8.15 Liens. The Company will not, and will not permit any of its Subsidiaries to, create, incur or permit to exist any Lien of any kind on any Property owned by the Company or any such Subsidiary; provided, however, that this Section shall not apply to nor operate to prevent:

                  (a) Liens arising by statute in connection with worker's compensation, unemployment insurance, old age benefits, social security obligations, taxes, assessments, statutory obligations or other similar charges, good faith cash deposits in connection with tenders, contracts or leases to which the Company or any of its Subsidiaries is a party or other cash deposits required to be made in the ordinary course of business, provided in each case that the obligation is not for borrowed money and that the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves have been established therefor;

                  (b) mechanics', workmen's, materialmen's, landlords', carriers', or other similar Liens arising in the ordinary course of business with respect to obligations which are not overdue or which are being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest;

                  (c) the pledge of assets for the purpose of securing an appeal, stay or discharge in the course of any legal proceeding, provided that the aggregate amount of liabilities of the Company and its Subsidiaries secured by a pledge of assets permitted under this clause, including interest and penalties thereon, if any, shall not be in excess of $250,000 at any one time outstanding;

                  (d) Liens securing indebtedness permitted by Section 8.14(b) hereof in respect of Property now owned or hereafter acquired by the Company or any of its Subsidiaries (not extending to any other Property), or Liens on Property so acquired (not extending to any other Property) existing at the time of acquisition thereof, or renewals, extensions and refundings of any such Liens (not extending to any other Property);

                  (e) any Lien existing on any Property (other than (i) shares of stock in any Subsidiary, (ii) receivables, inventory and similar working capital assets and (iii) patents, trademarks and similar intangibles) prior to the acquisition thereof by the Company or any Subsidiary, provided that such Lien is not created in contemplation of or in connection with such acquisition;

                  (f) Liens on the real estate of Morton Metalcraft Co. of South Carolina in Honea Path, Abbeville County, South Carolina and the buildings and other improvements situated on such real estate securing the indebtedness permitted by Section 8.14(g) hereof provided such liens do not in any event encumber any trade fixtures or similar equipment;

                  (g) Liens granted in favor of Senior Bank Agent on certain assets of the Company and its Subsidiaries that are subject to the terms of the Subordination Agreement;

                  (h)      the Liens described on Schedule 8.15 hereof; and

                  (i) with respect to real property, easements, rights of way, reservations and other minor defects or irregularities in title which do not materially impair the use thereof for the purposes for which it is held by the Company or any of its Subsidiaries.

         Section 8.16 Investments, Loans, Advances and Guaranties. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, make, retain or have outstanding any investments (whether through purchase of stock or obligations or otherwise) in, or loans or advances (other than for travel advances and other similar cash advances made to employees in the ordinary course of business) to, any other Person, or be or become liable as endorser, guarantor, surety or otherwise for any debt, obligation or undertaking of any other Person, or otherwise agree to provide funds for payment of the obligations of another, or supply funds thereto or invest therein or otherwise assure a creditor of another against loss or apply for or become liable to the issuer of a letter of credit which supports an obligation of another, or subordinate any claim or demand it may have to the claim or demand of any other Person; provided, however, that the foregoing provisions shall not apply to nor operate to prevent:

                  (a) investments in direct obligations of the United States of America or of any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America, provided that any such obligations shall mature within one year of the date of issuance thereof;

                  (b) investments in commercial paper rated at least P-1 by Moody's Investors Services, Inc. and at least A-1 by Standard & Poor's Corporation maturing within 270 days of the date of issuance thereof;

                  (c) investments in certificates of deposit issued by any United States commercial bank having capital and surplus of not less than $100,000,000 which have a maturity of one year or less;

                  (d) endorsement of items for deposit or collection of commercial paper received in the ordinary course of business;

                  (e) the Company's investments from time to time in its Subsidiaries, and other intercompany loans and advances by and from the Company and its Subsidiaries to one another;

                  (f)      the Mid-Central Notes;

                  (g)      the Guaranties; and

                  (h) guaranties by the Company of (i) trade accounts payable of its Subsidiaries arising in the ordinary course of business which are not more than ninety (90) days past due and (ii) indebtedness of its Subsidiaries permitted pursuant to Sections 8.14(b), (c), (f), and (j) hereof.

         In determining the amount of investments, loans, advances and guarantees permitted under this Section, investments shall always be taken at the original cost thereof (regardless of any subsequent appreciation or depreciation therein); loans and advances shall be taken at the principal amount thereof then remaining unpaid; and guarantees shall be taken at the amount of obligations guaranteed thereby.

         In addition to the foregoing, neither the Company nor any Subsidiary will (i) create or be or become a party to the creation of any special-purpose vehicle or entity, whether or not the Company or any Subsidiary owns an equity interest therein, (ii) be or become a partner of any general or limited partnership or a member of any limited liability Company or similar Person, or
(iii) enter into any agreement pursuant to which it will be allocated any profits or losses of any Person, whether or not it holds an equity interest of any type therein.

         Section 8.17 Leases. (a) The Company will not, and will not permit any of its Subsidiaries to, enter into any arrangement with any bank, insurance company or any other lender or investor providing for the leasing by the Company or any such Subsidiary of any

Property theretofore owned by it and which has been or is to be sold or transferred by such owner to such lender or investor.

                  (a) Operating Leases. The Company shall not, nor shall it permit any of its Subsidiaries to, acquire the use or possession of any Property under a lease or similar arrangement, whether or not the Company or any of its Subsidiaries have the express or implied right to acquire title to or purchase such Property, at any time if, after giving effect thereto, the aggregate amount of fixed rentals and other consideration payable by the Company and its Subsidiaries under all such leases and similar arrangements would exceed $7,500,000 for fiscal year 2004, $8,100,000 for fiscal year 2005, and $8,500,000 for fiscal year 2006 and thereafter.

         Section 8.18 Dividends and Certain Other Restricted Payments. The Company will not (a) declare or pay any dividends on or make any other distributions in respect of any class or series of its capital stock or (b) directly or indirectly purchase, redeem or otherwise acquire or retire any of its capital stock, provided, however, that the foregoing shall neither apply to nor operate to prevent:

                           (i) provided that no Default or Event of Default exists before or after giving effect thereto or would be caused thereby, the Company's expenditure of up to $20,000 in the aggregate to redeem fractional shares of its common stock resulting from a previous reverse stock split of the Company; or

                           (ii) the Company's redemption of up to 10,000 shares of its Series 1999A Preferred Stock at a redemption price not to exceed $50,000 per 333 (or 334, as the case may be) shares redeemed and payable at the times set forth in Section 3 of the Stock Redemption Agreement as in effect on the Closing Date, provided that at the time of such redemption (x) the Company was in compliance with the requirements of each of Sections 8.6, 8.7, 8.8, 8.9 and 8.10 of this Agreement as of the end of the most recent fiscal quarter for which it was required to submit financial statements and a compliance certificate pursuant to Section 8.5 hereof, (y) no Event of Default exists under Section 10.1(a) or (b) hereof before or after giving effect to such redemption and (z) no "Standstill Period" (as defined in the Subordination Agreement) is in effect under the Subordination Agreement at the time of such redemption.

         Section 8.19 Mergers, Consolidations and Sales. The Company will not, and will not permit any of its Subsidiaries to, be a party to any merger or consolidation, or sell, transfer, lease or otherwise dispose of any operating unit or division or any rights to any trade name or similar intangible or all or any substantial part of its Property (except for sales of inventory in the ordinary course of business), or in any event sell or discount (with or without recourse) any of its notes or accounts receivable; provided, however, that:

                  (a) any Subsidiary of the Company may merge or consolidate with or into the Company or any Wholly Owned Subsidiary of the Company; provided that in any such merger or consolidation involving the Company, the Company shall be the surviving or continuing corporation, or, in the case of any other merger or consolidation of a Subsidiary and a Wholly Owned Subsidiary of the Company, such Wholly Owned Subsidiary shall be the continuing or surviving corporation; and provided, further, that, in the case of such a merger or consolidation involving a Guarantor, the net worth of the continuing or surviving corporation shall not be less than the net worth of such Guarantor immediately prior to such merger or consolidation;

                  (b) any Subsidiary may in the ordinary course of its business sell, lease or otherwise dispose of all or any substantial part of its equipment to the Company or any Wholly Owned Subsidiary of the Company; and

                  (c) the Company may merge with a Wholly Owned Subsidiary incorporated in Delaware and directly owned by the Company solely for the purpose of changing the Company's state of incorporation to Delaware, with such Wholly Owned Subsidiary surviving such merger, provided that:

                           (i) at the time of such merger, no Default or Event of Default shall occur or be continuing;

                           (ii) such Wholly Owned Subsidiary shall have acknowledged in writing (in form and substance reasonably satisfactory to the Agent and Majority Holders) its assumption of all the Company's obligations under the Operative Documents to the same extent, with the same force and effect, as if such Wholly Owned Subsidiary were originally the Company identified and defined therein;

                           (iii) the Agent shall have received an opinion of counsel of the Company, and such other assurances that the Agent or Majority Holders shall reasonably require, to confirm that such merger has been effected in accordance with all applicable laws and that the foregoing conditions set forth in this subsection (c) have been satisfied; and

                           (iv) such merger shall have no adverse effect on the financial condition Properties, business or operations the Company or any Subsidiary or on the ability of any Subsidiary to perform or the Agent's ability to enforce performance of the obligations of any of them under the Operative Documents.

The term "SUBSTANTIAL" as used herein shall mean the sale, transfer, lease or other disposition in any fiscal year of five percent (5%) or more of the Properties of the Company and its Subsidiaries taken as a whole.

         Section 8.20 Acquisitions. The Company will not, and will not permit any of its Subsidiaries to, make or commit to make any Acquisitions.

         Section 8.21 Maintenance of Subsidiaries. The Company will not assign, sell or transfer, or permit any of its Subsidiaries to issue, assign, sell or transfer, any shares of capital stock of a Subsidiary, provided that the foregoing shall not operate to prevent (a) the issuance, sale and transfer to any person of any shares of Capital Stock of a Subsidiary solely for the purpose of qualifying, and to the extent legally necessary to qualify, such person as a director of such Subsidiary, (b) the issuance of such stock to the Company or a Wholly-Owned Subsidiary, and (c) the Lien granted on equity interests in the Company's Subsidiaries in favor of the Agent and, subject to the Subordination Agreement, Liens granted therein to Senior Bank Agent.

         Section 8.22 Formation of Subsidiaries. In the event any Subsidiary is formed or acquired after the date hereof, the Company shall within thirty (30) Business Days thereof (x) furnish an update to Schedule 6.2 hereof to reflect such new Subsidiary and (y) cause such newly-formed or acquired Subsidiary to execute a Guaranty and execute such Collateral Documents to the extent required by Section 4 hereof (on terms substantially similar to those executed in connection with this Agreement) as the Agent may then require granting the Agent for the benefit of the holders of the Notes a security interest in and lien on the personal property of such Subsidiary as collateral security for the Notes and the other Obligations, together with documentation (including a legal opinion) similar to that described in Section 7.2 hereof relating to the authorization for, execution and delivery of, and validity of such Subsidiary's obligations as a Guarantor hereunder and otherwise under the Operative Documents in form and substance satisfactory to the Agent and such other instruments, documents, certificates and opinions as are required by the Agent in connection therewith.

         Section 8.23 ERISA. The Company will, and will cause each of its Subsidiaries to, promptly pay and discharge all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed might result in the imposition of a Lien against any material portion of its Properties. The Company will, and will cause each of its Subsidiaries to, promptly notify the holders of the Notes of (i) the occurrence of any Reportable Event with respect to a Plan, (ii) receipt of any notice from the PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor, (iii) its intention to terminate or withdraw from any Plan, and (iv) the occurrence of any event with respect to any Plan which would result in the incurrence by the Company or any of its Subsidiaries of any material liability, fine or penalty, or any material increase in the contingent liability of the Company or any such Subsidiary with respect to any post-retirement Welfare Plan benefit.

         Section 8.24 Compliance with Laws. The Company will, and will cause each of its Subsidiaries to, comply in all respects with the requirements of all federal, state and local laws, rules, regulations, ordinances and orders applicable to or pertaining to the Properties or business operations of the Company or any such Subsidiary, non-compliance with which could have a Material Adverse Effect or would reasonably be expected to result in a Lien upon any of their Property.

         Section 8.25 Burdensome Contracts with Affiliates. The Company will not, and will not permit any of its Subsidiaries to, enter into any contract, agreement or business arrangement with any of its Affiliates (other than with Wholly Owned Subsidiaries) on terms and conditions which are less favorable to the Company or such Subsidiary than would be usual and customary in similar contracts, agreements or business arrangements between Persons not affiliated with each other.

         Section 8.26 Changes in Fiscal Year. Except to change (with notice to the Purchasers) its fiscal year to correspond with the calendar year, neither the Company nor any of its Subsidiaries will change its fiscal year from its present basis without the prior written consent of the Majority Holders.

         Section 8.27 Change in the Nature of Business. The Company will not, and will not permit any of its Subsidiaries to, engage in any business or activity if as a result the general nature of the business of the Company or any such Subsidiary would be changed in any material respect from the general nature of the business engaged in by the Company or such Subsidiary on the date of this Agreement.

         Section 8.28 Use of Loan Proceeds. The Company will use the proceeds of the Loans solely for the purposes described in, or otherwise permitted by, Section 6.4 hereof.

         Section 8.29 No Restrictions. Except as provided herein, the Company shall not, nor shall it permit any Subsidiary to, directly or indirectly create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of the Company or any Subsidiary to: (a) pay dividends or make any other distribution on any Subsidiary's capital stock or other equity interests owned by the Company or any other Subsidiary, (b) pay any indebtedness owed to the Company or any other Subsidiary, (c) make loans or advances to the Company or any other Subsidiary,
(d) transfer any of its Property to the Company or any other Subsidiary, or (e) guarantee the Obligations and/or grant Liens on its assets to the Agent as required by the Operative Documents, except for such encumbrances or restrictions relating to (i) customary non-assignment provisions of any lease and restrictions therein restricting subletting, (ii) customary net worth provisions contained in leases and other agreements entered into by the Company or a Subsidiary in the ordinary course of business, (iii) customary non-assignment provisions in licenses entered into by the Company or a Subsidiary as lessee, in the ordinary course of business, and (iv) purchase money obligations and Capitalized Lease Obligations that impose restrictions on the property purchased or leased.

         Section 8.30 Senior Debt. The Company shall not, nor shall it permit any Subsidiary to, amend or modify the terms and conditions applicable to the Senior Debt owing to Senior Lender in violation of the terms of the Subordination Agreement.

         Section 8.31 Junior Subordinated Debt. The Company shall not, nor shall it permit any Subsidiary to (a) amend or modify the terms and conditions applicable to the Subordinated Debt owing to Messrs. Buie and Butler or amend or modify any terms applicable to any other Subordinated Debt in any respect whatsoever, (b) make any voluntary prepayment of the Junior Subordinated Debt or effect any voluntary redemption thereof, or (c) make any payment on account of any Subordinated Debt which is prohibited under the terms of any instrument or agreement Subordinating the same to the Obligations. Notwithstanding the foregoing, the Company may agree to a decrease in the interest rate applicable to the Junior Subordinated Debt or to a deferral of repayment of any of the principal of or interest on the Junior Subordinated Debt beyond the current due dates therefor.

         Section 8.32      [Reserved].

         Section 8.33 Worthington Settlement Documents. The Company will not, nor will it permit any Subsidiary to, amend or modify any of the terms or provisions of either of the Settlement Agreement or the Stock Redemption Agreement without the prior written consent of the Majority Holders. The Company will not, nor will it permit any Subsidiary to, (i) prepay or otherwise advance the time for the payment of any amounts due, or pay more than the amounts otherwise due, under the Settlement Agreement or the Stock Redemption Agreement, or (ii) pay any amount due under the Stock Redemption Agreement unless such payment is permitted pursuant to the terms of Section 8.18 hereof (or represents interest on such a permitted payment permitted to be paid pursuant to the immediately following sentence), without (in each case described in the foregoing clauses (i) and
(ii)) the prior written consent of the Majority Holders. Without limiting the foregoing, the Company will not pay, or permit any Subsidiary to pay, more than $50,000 during any month as a payment of the Purchase Price (as defined in the Stock Redemption Agreement) for the Subject Stock (as defined in the Stock Redemption Agreement), unless such additional payment is a Deferred Payment (as defined in the Stock Redemption Agreement) or interest on a Deferred Payment which, pursuant to the terms of the Stock Redemption Agreement, may no longer be deferred. If the making of any payment due under the Stock Redemption Agreement would constitute a Payment Default or a Statutory Default (as those terms are defined in the Stock Redemption Agreement), the Company will, and will cause any Subsidiary to, take all necessary actions to defer such payment under the Stock Redemption Agreement in accordance with the terms thereof.

         Section 8.34 Mid-Central Debt. The Company will not, nor will it permit Mid-Central or any other Subsidiary to, amend or modify any of the terms or provisions of, or agree to defer or forgive any payments otherwise due under, any of the Mid-Central Notes, except to the extent required by the Wells Fargo Subordination Agreement.

         Section 8.35 D & O Insurance. The Company shall at all times maintain directors' and officers' liability insurance policies.

         Section 8.36 Capital Stock. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Capital Stock, solely for the purpose of issuance upon any conversion of the Warrants, such number of shares of Capital Stock issuable upon the conversion of the Warrants. All shares of Capital Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, charges and encumbrances. The Company shall take all such actions as may be necessary to assure that all such Shares of Capital Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which Shares of Capital Stock may be listed.

         Section 8.37 Management Compensation. The Company shall not, without the Agent's prior written approval, increase the compensation paid to any officer, key employee or consultant in excess of historical increases in such compensation consistent with the past practices of the Company; provided, however, that, upon the approval of the compensation committee of the Parent Board, the Company shall be permitted to pay to William Morton a bonus of up to $150,000 for the Company's 2003 fiscal year.

         Section 8.38      Additional Life Insurance. No later than forty-five
(45) days following the Closing Date, the Agent shall have received, for the benefit of the Purchasers, collateral assignments of life insurance in form and substance satisfactory to the Agent on the lives of certain key employees of the Company determined by the Agent, which insurance shall be in an aggregate amount of not less than $1,000,000 for all such persons.

         In addition to the foregoing, so long any portion of the Warrant, the Underlying Capital Stock or the Deferred Put Obligations remains outstanding, except to the extent compliance in any case or cases is waived in writing by the Majority Holders, the Company shall and shall cause its Subsidiaries to observe the covenants set forth in Sections 8.1, 8.2, 8.5, 8.11, 8.12, 8.13, 8.36 and 8.37 hereof.

                                   SECTION 9

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

         As a material inducement to the Company entering into this Agreement and selling the Securities hereunder, each Purchaser, severally but not jointly, hereby represents and warrants to Holdings and the Company as follows:

         Section 9.1 Organization and Good Standing. It is a limited partnership, limited liability company or corporation, as the case may be, duly organized, validly existing and in good standing under the laws of its state of formation or organization and has all requisite power and authority to carry on its business as now conducted.

         Section 9.2 Authorization; Power. The execution and delivery by it of, and the performance by it under, the Operative Documents to which it is a party and the purchase of the Note and the Warrant issued in favor of it have been duly authorized by all requisite action, and it has the full right, power and authority to enter into, and perform its obligations under, this Agreement.

         Section 9.3 Validity. This Agreement has been duly executed and delivered by it and constitutes its valid and binding obligation, enforceable in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally or by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law. The execution, delivery and performance of this Agreement and the purchase of the Securities will not conflict with, or result in a material breach of any of the terms of, or constitute a material default under, its charter documents.

         Section 9.4 Accredited Investor. It is an "accredited investor" as such term is defined in Rule 501 of Regulation D under the Securities Act.

         Section 9.5 Purchase for Own Account; Acknowledgment of Risk. It is acquiring the Securities purchased hereunder by it or acquired pursuant hereto by it for its own account without the present intention of resale or distribution. It acknowledges that it may not resell or otherwise transfer such Securities without an effective registration statement or exemption therefrom under federal and applicable state securities laws, and that it may have to hold its investment for an indefinite amount of time. It further acknowledges that the purchase of the Securities is a risky investment and that it may lose its entire investment hereby.

                                   SECTION 10

                         EVENTS OF DEFAULT AND REMEDIES.

         Section 10.1 Events of Default. Any one or more of the following shall constitute an Event of Default hereunder:

                  (a) default in the payment when due of all or any part of the principal of any Note (whether at the stated maturity thereof or at any other time provided for in this Agreement); or

                  (b) default for five (5) days or more in the payment when due of all or any part of interest on any Note (whether at the stated maturity thereof or at any other time provided for in this Agreement) or of any fee or other amount payable by the Company hereunder or under any other Operative Document; or

                  (c) default in the observance or performance of any covenant set forth in Section 8.1, 8.6, 8.7, 8.8, 8.9, 8.10, 8.13, 8.14, 8.15,
8.16, 8.17, 8.18, 8.19, 8.20, 8.21, 8.22, 8.28, 8.31, 8.33 or 8.34 hereof or of any provision in any Operative Document dealing with the use, disposition or remittance of the proceeds of Collateral or requiring the maintenance of insurance thereon; or

                  (d) default in the observance or performance of any covenant set forth in Section 8.5, 8.11 or 8.12 which is not remedied within ten
(10) days after written notice thereof to the Company by the Agent or any holder of any Note; or

                  (e) default in the observance or performance of any other provision hereof or of any other Operative Document which is not remedied within thirty (30) days after written notice thereof to the Company by the Agent or any holder of any Note; or

                  (f) any representation or warranty made by the Company herein or in any other Operative Document, or in any statement or certificate furnished by it pursuant hereto or thereto, or in connection with the purchase and sale of the Securities, proves untrue in any material respect as of the date of the issuance or making thereof; or

                  (g) any event occurs or condition exists (other than those described in subsections (a) through (f) above) which is specified as an event of default under any of the other Operative Documents, or any of the Operative Documents shall for any reason not be or shall cease to be in full force and effect or is declared to be null and void, or any Guarantor shall purport to disavow, revoke, repudiate or terminate its obligations thereunder, or any of the Collateral Documents shall for any reason fail to create a valid and perfected first priority Lien in favor of the Agent in any Collateral purported to be covered thereby except as expressly permitted by the terms thereof, or any Subsidiary takes any action for the purpose of terminating, repudiating or rescinding any Loan Document executed by it or any of its obligations thereunder; or

                  (h) default shall occur under any evidence of Indebtedness aggregating $1,000,000 or more issued, assumed or guaranteed by the Company or any Subsidiary or under any indenture, agreement or other instrument under which the same may be issued, and such default shall continue for a period of time sufficient to permit the acceleration of the maturity of any such Indebtedness (whether or not such maturity is in fact accelerated) or any such Indebtedness shall not be paid when due (whether by lapse of time, acceleration or otherwise); or

                  (i) any judgment or judgments, writ or writs, or warrant or warrants of attachment, or any similar process or processes in an aggregate amount in excess of $250,000 shall be entered or filed against the Company or any of its Subsidiaries or against any of their Property and which remains unvacated, unbonded, unstayed or unsatisfied for a period of thirty (30) days; or

                  (j) the Company or any member of its Controlled Group shall fail to pay when due an amount or amounts aggregating in excess $250,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Vested Liabilities in excess of $250,000 (collectively, a "MATERIAL PLAN") shall be filed under Title IV of ERISA by the Company or any other member of its Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding shall be instituted by a fiduciary of any Material Plan against the Company or any member of its Controlled Group to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within thirty (30) days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or

                  (k)      a Change of Control shall occur; or

                  (l) the Company or any Subsidiary shall (i) have entered involuntarily against it an order for relief under the United States Bankruptcy Code, as amended, (ii) not pay, or admit in writing its inability to pay, its debts generally as they become due, (iii) make an assignment for the benefit of creditors, (iv) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its Property, (v) institute any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code, as amended, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, or (vi) fail to contest in good faith any appointment or proceeding described in this Section 10.1(l); or

                  (m) a custodian, receiver, trustee, examiner, liquidator or similar official shall be appointed for the Company or any of its Subsidiaries or any substantial part of any of their Property, or a proceeding described in Section 10.1(l) shall be instituted against the Company or any of its Subsidiaries, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty (60) days; or

                  (n)      the Senior Lenders shall accelerate the Senior Debt;
or

                  (o) the Company shall breach or fail to perform any of its covenants or obligations contained in the Investor Rights Agreement; or

                  (p) all or any portion of the outstanding principal of the Notes (or any accrued and unpaid interest thereon) has not been paid in full and any Purchaser exercises its put rights under the Warrant; or

                  (q) the Company shall have defaulted in any of its obligations under any Warrant.

         Section 10.2      Consequences of Events of Default.

                  (a) If any Event of Default has occurred, the total interest rate on the Notes shall increase immediately by two (2) percentage points and such two percent (2%) shall be deemed to be and treated as Current Interest. Any increase of the Current Interest resulting from the operation of this subsection shall terminate as of the close of business on the date on which no Event of Default exists (subject to subsequent increases pursuant to this subparagraph). Notwithstanding the foregoing, if a Payment Default occurs at any time on or prior to December 31, 2004, the sum of the Current Interest and Deferred Interest with respect to the Notes shall permanently increase by two
(2) percentage points (i.e., from sixteen percent (16%) to eighteen percent (18%)); provided, however, that if such Payment Default is cured within one hundred eighty (180) days of the occurrence thereof, the sum of the Current Interest and Deferred Interest shall thereafter decrease to sixteen percent (16%).

                  (b)      If an Event of Default of the type described in
Section 10.1(l) has occurred, then the aggregate principal amount of the Notes (together with all accrued interest thereon and all other amounts due and payable with respect thereto) shall become immediately due and payable without any action on the part of the holders of the Notes, and the Company shall immediately pay to the holders of the Notes all amounts due and payable with respect to the Notes.

                  (c) If any Event of Default has occurred and is continuing, then each holder of the Notes may declare all or any portion of the outstanding principal amount of its Note (together with all accrued interest thereon and all other amounts due and payable with respect thereto) to be immediately due and payable and may demand immediate payment of all or any portion of the outstanding principal amount of such Note (together with all such other amounts then due and payable) owned by such holder.

                  (d) Subject to Section 11 hereof the Agent (at the direction of the Majority Holder), shall also have any other rights which such holder may be afforded under any contract or agreement from time to time and any other rights which such holder may have pursuant to applicable law.

                  (e) The Agent (at the direction of the Majority Holders) may commence enforcement actions under the Collateral Documents and may exercise the Put under and as defined in the Warrants.

                                   SECTION 11

                                    THE AGENT

         Section 11.1 Appointment and Authorization of Agent. Each Purchaser hereby appoints BMO Nesbitt Burns Capital (U.S.), Inc. as the Agent under the Operative Documents and hereby authorizes the Agent to take such action as Agent on its behalf and to exercise such powers under the Operative Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto. The Purchasers expressly agree that the Agent is not acting as a fiduciary of the holders of the Notes in respect of the Operative Documents, the Company or otherwise, and nothing herein or in any of the other Operative Documents shall result in any duties or obligations on the Agent or any of the Operative Documents except as expressly set forth herein.

         Section 11.2 Agent and its Affiliates. The Agent shall have the same rights and powers under this Agreement and the other Operative Documents as any other Purchaser and may exercise or refrain from exercising such rights and power as though it were not the Agent, and the Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Company or any Affiliate of the Company as if it were not the Agent under the Operative Documents. The term "PURCHASER" or "HOLDER OF A NOTE" as used herein and in all other Operative Documents, unless the context otherwise clearly requires, includes the Agent in its individual capacity as a holder of a Note. References herein to the Agent's Notes, or to the amount owing to the Agent for which an interest rate is being determined, refer to the Agent in its individual capacity as a holder of a Note.

         Section 11.3 Action by Agent. If the Agent receives from the Company a written notice of an Event of Default pursuant to Section 8.5 hereof, the Agent shall promptly give each of the holders of the Notes written notice thereof. The obligations of the Agent under the Operative Documents are only those expressly set forth therein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action hereunder with respect to any Default or Event of Default, except as expressly provided in
Section 11.2. Upon the occurrence of an Event of Default, the Agent shall take such action to enforce its Lien on the Collateral and to preserve and protect the Collateral as may be directed by the Majority Holders. Unless and until the Majority Holders give such direction, the Agent may (but shall not be obligated to) take or refrain from taking such actions as it deems appropriate and in the best interest of all the holders of the Notes. In no event, however, shall the Agent be required to take any action in violation of applicable law or of any provision of any Operative Document, and the Agent shall in all cases be fully justified in failing or refusing to act hereunder or under any other Operative Document unless it first receives any further assurances of its indemnification from the holders of the Notes that it may require, including prepayment of any related expenses and any other protection it requires against any and all costs, expense, and liability which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall be entitled to assume that no Default or Event of Default exists unless notified in writing to the contrary by a holder of a Note or the Company. In all cases in which the Operative Documents do not require the Agent to take specific action, the Agent shall be fully justified in using its discretion in failing to take or in taking any action thereunder. Any instructions of the Majority Holders, or of any other group

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

of holders of the Notes called for under the specific provisions of the Operative Documents, shall be binding upon all the holders of the Notes and the holders of the Obligations.

         Section 11.4 Consultation with Experts. The Agent may consult with legal counsel, independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

         Section 11.5 Liability of Agent; Credit Decision. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection with the Operative
Documents: (i) with the consent or at the request of the Majority Holders or
(ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify: (i) any statement, warranty or representation made in connection with this Agreement, any other Operative Document or any Note or Warrant; (ii) the performance or observance of any of the covenants or agreements of the Company or any Subsidiary contained herein or in any other Operative Document; (iii) the satisfaction of any condition specified in Section 7 hereof, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness, genuineness, enforceability, perfection, value, worth or collectibility hereof or of any other Operative Document or of any other documents or writing furnished in connection with any Operative Document or of any Collateral; and the Agent makes no representation of any kind or character with respect to any such matter mentioned in this sentence. The Agent may execute any of its duties under any of the Operative Documents by or through employees, agents, and attorneys-in-fact and shall not be answerable to the holders of the Notes, the Company, or any other Person for the default or misconduct of any such agents or attorneys-in-fact selected with reasonable care. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, other document or statement (whether written or oral) believed by it to be genuine or to be sent by the proper party or parties. In particular and without limiting any of the foregoing, the Agent shall have no responsibility for confirming the accuracy of any compliance certificate or other document or instrument received by it under the Operative Documents. The Agent may treat the payee of any Note as the holder thereof until written notice of transfer shall have been filed with the Agent signed by such payee in form satisfactory to the Agent. Each holder of a Note acknowledges that it has independently and without reliance on the Agent or any other holder of any Note, and based upon such information, investigations and inquiries as it deems appropriate, made its own credit analysis and decision to purchase the Securities in the manner set forth in the Operative Documents. It shall be the responsibility of each holder of any Note to keep itself informed as to the creditworthiness of the Company and its Subsidiaries, and the Agent shall have no liability to any holder of any Note with respect thereto.

         Section 11.6 Indemnity. The holders of the Notes shall ratably, in accordance with their respective interests in the Notes and Warrants, indemnify and hold the Agent, and its directors, officers, employees, agents, and representatives harmless from and against any liabilities, losses, costs or expenses suffered or incurred by it under any Operative Document or in connection with the transactions contemplated thereby, regardless of when asserted or arising, except to the extent they are promptly reimbursed for the same by the Company and except to the extent that any event giving rise to a claim was caused by the gross negligence or willful misconduct of the party seeking to be indemnified. The obligations of the holders of the Notes under this Section shall survive termination of this Agreement. The Agent shall be entitled to offset amounts received for the account of a holder of a Note under this Agreement against unpaid amounts due from such holder to the Agent hereunder (whether as fundings of participations, indemnities or otherwise), but shall not be entitled to offset against amounts owed to the Agent by any holder of a Note arising outside of this Agreement and the other Operative Documents.

         Section 11.7 Resignation of Agent and Successor Agent. The Agent may resign at any time by giving written notice thereof to the holders of the Notes and the Company. Upon any such resignation of the Agent, the Majority Holders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Holders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation then the retiring Agent may, on behalf of the holders of the Notes, appoint a successor Agent, which may be any holder of a Note hereunder or any commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $200,000,000. Upon the acceptance of its appointment as the Agent hereunder, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent under the Operative Documents, and the retiring Agent shall be discharged from its duties and obligations thereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 11 and all protective provisions of the other Operative Documents shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent, but no successor Agent shall in any event be liable or responsible for any actions of its predecessor. If the Agent resigns and no successor is appointed, the rights and obligations of such Agent shall be automatically assumed by the Majority Holders and (i) the Company shall be directed to make all payments due each holder of any Note hereunder directly to such holder and (ii) the Agent's rights in the Collateral Documents shall be assigned without representation, recourse or warranty to the holders of the Notes as their interests may appear.

         Section 11.8 Designation of Additional Agents. The Agent shall have the continuing right, for purposes hereof, at any time and from time to time to designate one or more of the holders of the Notes (and/or its or their Affiliates) as "SYNDICATION AGENTS," "DOCUMENTATION AGENTS," "ARRANGERS," or other designations for purposes hereto, but such designation shall have no substantive effect, and such holder and their Affiliates shall have no additional powers, duties or responsibilities as a result thereof.

         Section 11.9 Authorization to Release or Subordinate or Limit Liens. The Agent is hereby irrevocably authorized by each Purchaser and any of the holders of the Notes to (a) release any Lien covering any Collateral that is sold, transferred, or otherwise disposed of in accordance with the terms and conditions of this Agreement and the relevant Collateral Documents (including a sale, transfer, or disposition permitted by the terms of Section 8.19 hereof or which has otherwise been consented to in accordance with Section 13.3 hereof),
(b) release or subordinate any Lien on Collateral consisting of goods financed with purchase money indebtedness or under a Capital Lease to the extent such purchase money indebtedness or Capitalized Lease Obligation, and the Lien securing the same, are permitted by Sections 8.14(b) and 8.15(d) hereof, and (c) reduce or limit the amount of the indebtedness secured by any particular item of Collateral to an amount not less than the estimated value thereof to the extent necessary to reduce mortgage registry, filing and similar tax.

         Section 11.10 Authorization to Enter into, and Enforcement of, the Collateral Documents. The Agent is hereby irrevocably authorized by each of the holders of the Notes to execute and deliver the Collateral Documents on behalf of each of the holders of the Notes and their Affiliates and to take such action and exercise such powers under the Collateral Documents as the Agent considers appropriate, provided the Agent shall not amend the Collateral Documents unless such amendment is agreed to in writing by the Majority Holders. Each holder of the Notes acknowledges and agrees that it will be bound by the terms and conditions of the Collateral Documents upon the execution and delivery thereof by the Agent. Except as otherwise specifically provided for herein, no holder (or its Affiliates) other than the Agent shall have the right to institute any suit, action or proceeding in equity or at law for the foreclosure or other realization upon any Collateral or for the execution of any trust or power in respect of the Collateral or for the appointment of a receiver or for the enforcement of any other remedy under the Collateral Documents; it being understood and intended that no one or more of the holder of the Notes (or their Affiliates) shall have any right in any manner whatsoever to affect, disturb or prejudice the Lien of the Agent (or any security trustee therefor) under the Collateral Documents by its or their action or to enforce any right thereunder, and that all proceedings at law or in equity shall be instituted, had, and maintained by the Agent (or its security trustee) in the manner provided for in the relevant Collateral Documents for the benefit of the holder of the Notes and their Affiliates.

         Section 11.11 Subordination and Intercreditor Agreement. The Agent is hereby irrevocably authorized by each of the Purchasers on their own behalf to execute and deliver the Subordination Agreement on the Closing Date, and to take such action and exercise such powers under the Subordination Agreement as the Agent considers appropriate. Each Lender acknowledges that it has read, and accepts, the Subordination Agreement and will be bound by the terms and conditions thereof.

                                   SECTION 12

                                 THE GUARANTIES

         Section 12.1 The Guaranties. To induce the Purchasers to purchase the Securities described herein and in consideration of benefits expected to accrue to each Guarantor by reason of the Commitments and for other good and valuable consideration, receipt of which is hereby acknowledged, each Subsidiary party hereto and each Subsidiary which executes and delivers a Guaranty (each such Subsidiary being hereinafter referred to individually as a "GUARANTOR" and collectively as the "GUARANTORS") hereby unconditionally and irrevocably guarantees jointly and severally to the Agent, the Purchasers, their Affiliates and each other holder of the Securities and any of the Obligations, the due and punctual payment of all present and future Obligations, including, but not limited to, the due and punctual payment of principal of and interest on the Notes and obligations with respect to the Warrants and under the Deferred Put Obligations, as and when the same shall become due and payable, whether at stated maturity, by acceleration or otherwise, according to the terms hereof and thereof as and when the same shall become due and payable, whether at its stated maturity, by acceleration or otherwise, according to the terms thereof (the Obligations so guaranteed being hereinafter referred to collectively as the "GUARANTEED OBLIGATIONS"). In case of failure by the Company punctually to pay any Guaranteed Obligations, each Guarantor hereby unconditionally and jointly and severally agrees to make such payment or to cause such payment to be made punctually as and when the same shall become due and payable, whether at stated maturity, by acceleration or otherwise, and as if such payment were made by the Company.

         Section 12.2 Guaranty Unconditional. The obligations of each Guarantor as a guarantor under this Section 12 and with respect to the Operative Documents shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

                  (a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Company or of any other Guarantor under this Agreement or any other Operative Document or by operation of law or otherwise;

                  (b) any modification or amendment of or supplement to this Agreement or any other Operative Document;

                  (c) any change in the corporate existence, structure or ownership of, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting, the Company, any other Guarantor, or any of their respective assets, or any resulting release or discharge of any obligation of the Company or of any other Guarantor contained in any Operative Document;

                  (d) the existence of any claim, set-off or other rights which the Guarantor may have at any time against the Agent, any holder of any Note or any other Person, whether or not arising in connection herewith;

                  (e) any failure to assert, or any assertion of, any claim or demand or any exercise of, or failure to exercise, any rights or remedies against the Company, any other Guarantor or any other Person or Property;

                  (f) any application of any sums by whomsoever paid or howsoever realized to any obligation of the Company, regardless of what obligations of the Company remain unpaid;

                  (g) any invalidity or unenforceability relating to or against the Company or any other Guarantor for any reason of this Agreement or of any other Operative Document or any provision of applicable law or regulation purporting to prohibit the payment by the Company or any other Guarantor of the principal of or interest on any Note or any other amount payable by them under the Operative Documents; or

                  (h) any other act or omission to act or delay of any kind by the Agent, any holder of any Note or any other Person or any other circumstance whatsoever that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the obligations of the Guarantors under the Operative Documents.

         Section 12.3 Discharge Only upon Payment in Full; Reinstatement in Certain Circumstances. Each Guarantor's obligations under this Section 12 shall remain in full force and effect until the principal of and interest on the Notes and all other Guaranteed Obligations shall have been paid and satisfied in full. If at any time any payment of the principal of or interest on any Note or any other amount payable by the Company under any of the Operative Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company or of any Guarantor, or otherwise, each Guarantor's obligations under this Section 12 with respect to such payment shall be reinstated at such time as though such payment had become due but had not been made at such time.

         Section 12.4      Waivers.

                  (a) General. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by the Agent, any holder of any Note or any other Person against the Company, another Guarantor or any other Person.

                  (b) Subrogation and Contribution. Each Guarantor hereby agrees not to exercise or enforce any right of exoneration, contribution, reimbursement, recourse or subrogation available to such Guarantor against any Person liable for payment of the Guaranteed Obligations, or as to any security therefor, unless and until the full amount owing on the Guaranteed Obligations has been paid; and the payment by such Guarantor of any amount pursuant to any of the Operative Documents on account of credit extended to the Company shall not in any way entitle such Guarantor to any right, title or interest (whether by way of subrogation or otherwise) in and to any of the Guaranteed Obligations or any proceeds thereof or any security therefor unless and until the full amount owing on the Guaranteed Obligations has been paid.

         Section 12.5 Limit on Recovery. Notwithstanding any other provision hereof, the right of recovery against each Guarantor under this
Section 12 shall not (to the extent required by or as may be necessary or desirable to ensure the enforceability against such Guarantor of its obligations hereunder or thereunder in accordance with the laws of the jurisdiction of its incorporation or where it carries on business) exceed (x) the amount which would render such Guarantor's obligations under this Section 11 void or voidable under applicable law, including without limitation fraudulent conveyance law minus (y) $1.00.

         Section 12.6 Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Company under this Agreement or any other Operative Document is stayed upon the insolvency, bankruptcy or reorganization of the Company, all such amounts otherwise subject to acceleration under the terms of this Agreement or the other Operative Documents shall nonetheless be payable jointly and severally by the Guarantors hereunder forthwith on demand by the Agent made at the request of the Majority Holders.

         Section 12.7 Benefit to Guarantors. All of the Guarantors are engaged in related businesses and integrated to such an extent that the financial strength and flexibility of each Guarantor has a direct impact on the success of each other Guarantor. Each Guarantor will derive substantial direct and indirect benefit from the extension of credit hereunder.

         Section 12.8 Guarantor Covenants. Each Guarantor shall take such action as the Company is required by this Agreement to cause such Guarantor to take, and shall refrain from taking such action as the Company is required by this Agreement to prohibit such Guarantor from taking.

                                   SECTION 13

                                 MISCELLANEOUS.

         Section 13.1 Holidays. If any payment of principal or interest on any Note or any fee hereunder shall fall due on a day which is not a Business Day, principal together with interest at the rate the Note bears for the period prior to maturity or any fee at the rate such fee accrues shall continue to accrue from the stated due date thereof to and including the next succeeding Business Day, on which the same is payable.

         Section 13.2 No Waiver, Cumulative Remedies. No delay or failure on the part of the Agent or on the part of any other holder of any Note in the exercise of any power or right shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof, or the exercise of any other power or right, and the rights and remedies hereunder of the Agent, each holder of any Note are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.

         Section 13.3 Waivers, Modifications and Amendments. Any provision hereof or of the Notes or the Guaranties may be amended, modified, waived or released and any Default or Event of Default and its consequences may be rescinded and annulled upon the written consent of the Majority Holders; provided, however, that without the consent of all holders of the Notes no such amendment, modification or waiver shall increase the amount or extend the terms of any Note or reduce the interest rate applicable to or extend the maturity (including any scheduled installment) of its Notes or reduce the amount of the principal or interest or fees to which such holder is entitled hereunder or release any substantial (in value) part of the collateral security afforded by the Collateral Documents (except in connection with a sale or other disposition required to be effected by the provisions hereof or of the Collateral Documents) or release any Guarantor or change this Section or change the definition of "MAJORITY HOLDERS" or change the number of holders of Notes required to take any action hereunder or under the Guaranties. No amendment, modification or waiver of the Agent's protective provisions shall be effective without the prior written consent of the Agent.

         Section 13.4 Costs and Expenses. The Company agrees to pay on demand the costs and expenses of the Agent in connection with the negotiation, preparation, execution and delivery of the Operative Documents and the other instruments and documents to be delivered hereunder or thereunder or in connection with the transactions contemplated hereby or thereby or in connection with any consents hereunder or waivers or amendments hereto or thereto, including the fees and expenses of Vedder, Price, Kaufman & Kammholz, P.C., counsel for the Agent, with respect to all of the foregoing (whether or not the transactions contemplated hereby are consummated), and all costs and expenses (including attorneys' fees), if any, incurred by the Agent, the holders of the Notes or any other holders of a Note in connection with a default under or the enforcement of the Operative Documents or any other instrument or document to be delivered hereunder or thereunder. The Company agrees to indemnify and save the holders of the Notes and the Agent harmless from any and all liabilities, losses, costs and expenses (collectively, "INDEMNIFIED LIABILITIES") incurred by the holders of the Notes or the Agent in connection with any action, suit or proceeding brought against the Agent or any holder of any Note by any Person (but excluding attorneys' fees for litigation solely between the holders of the Notes to which the Company is not a party) which arises out of the transactions contemplated or financed hereby or out of any action or inaction by the Agent or any holder of any Note hereunder or thereunder, except for such thereof as is caused by the gross negligence or willful misconduct of the party seeking to be indemnified. The provisions of this Section and the protective provisions of Section 2 hereof shall survive payment of the Notes.

         Section 13.5 Documentary Taxes. The Company agrees to pay on demand any documentary, stamp or similar taxes payable in respect of this Agreement, the Notes, the Warrant, any Collateral Document or any Guaranty including interest and penalties, in the event any such taxes are assessed, irrespective of when such assessment is made and whether or not any credit is then in use or available hereunder.

         Section 13.6 Survival of Representations. All representations and warranties made herein or in any other Operative Documents or in certificates given pursuant hereto or thereto shall survive the execution and delivery of this Agreement and shall continue in full force and effect with respect to the date as of which they were made as long as any credit is in use or available hereunder.

         Section 13.7 Survival of Indemnities. All indemnities and other provisions relative to reimbursement to the holders of the Notes of amounts sufficient to protect the yield of the holders of the Notes with respect to the Notes, including, but not limited to, Sections 1.3, 2.7, 2.8 and 2.9 hereof, shall survive the termination of this Agreement and the payment of the Notes.

         Section 13.8 Notices. Except as otherwise specified herein, all notices hereunder shall be in writing (including cable or telecopy) and shall be given to the relevant party at its address or telecopier number set forth below, in the case of the Company, or on the appropriate signature page hereof, in the case of the holders of the Securities and the Agent, or such other address or telecopier number as such party may hereafter specify by notice to the Agent and the Company given by United States certified or registered mail or by telecopy. Notices hereunder to the Company shall be addressed to the name of such Person at:

         1021 West Birchwood
         Morton, Illinois  61550-0429
         Attention: Chief Financial Officer
         Telephone: (309)266-7176
         Telecopy: (309)263-1841

Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section and a confirmation of such telecopy has been received by the sender, (ii) if given by mail, five (5) days after such communication is deposited in the mail, certified or registered with return receipt requested, addressed as aforesaid or (iii) if given by any other means, when delivered at the addresses specified in this Section; provided that any notice given pursuant to Section 1 or Section 2 hereof shall be effective only upon receipt.

         Section 13.9 Headings. Section headings used in this Agreement are for convenience of reference only and are not a part of this Agreement for any other purpose.

         Section 13.10 Severability of Provisions. Any provision of this Agreement which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. All rights, remedies and powers provided in this Agreement and the Notes may be exercised only to the extent that the exercise thereof does not violate any applicable mandatory provisions of law, and all the provisions of this Agreement and the Notes are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement or the Notes invalid or unenforceable.

         Section 13.11 Counterparts. This Agreement may be executed in any number of counterparts, and by different parties hereto on separate counterpart signature pages, and all such counterparts taken together shall be deemed to constitute one and the same instrument.

         Section 13.12 Binding Nature, Governing Law, Etc. This Agreement shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of the Agent and the Purchasers and the benefit of their successors and assigns, including any subsequent holder of an interest in the Notes. This Agreement and the rights and duties of the parties hereto shall be governed by, and construed in accordance with, the internal laws of the State of Illinois without regard to principles of conflicts of laws. The Company may not assign its rights hereunder without the written consent of the Agent and the holders of the Notes.

         Section 13.13 Entire Understanding. This Agreement, together with other Operative Documents, constitutes the entire understanding of the parties with respect to the subject matter hereof and any prior agreements, whether written or oral, with respect thereto are superseded hereby except for prior understandings related to fees payable to the Agent upon the initial closing of the transactions contemplated hereby.

                  (a) Transfer Restrictions. The Securities acquired pursuant hereto are subject to the applicable transfer restrictions contained in the Notes, the Warrants and the Investor Rights Agreement, as the case may be.

         Section 13.14 Confidentiality. The Agent and each holder of any Note shall hold in confidence any material nonpublic information delivered or made available to them by the Company or any Subsidiary. The foregoing to the contrary notwithstanding, nothing herein shall prevent any holder of any Note from disclosing any information delivered or made available to it by the Company or any Subsidiary (i) to any other holder, (ii) to any other Person if reasonably incidental to the administration of the credit contemplated hereby,
(iii) upon the order of any court or administrative agency, (iv) upon the request or demand of any regulatory agency or authority, (v) which has been publicly disclosed other than as a result of a disclosure by the

Agent or any holder of any Note which is not permitted by this Agreement, (vi) in connection with any litigation to which the Agent, any holder, or any of their respective Affiliates may be a party, along with the Company, any Subsidiary or any of their respective Affiliates, (vii) to the extent reasonably required in connection with the exercise of any right or remedy under this Agreement or otherwise, (viii) to such holder's Affiliates and to its and its Affiliates' legal counsel and financial consultants and independent auditors, and (ix) to any actual or proposed participant or assignee of all or part of its rights hereby.

         Section 13.15 Sharing of Set-Off. Each holder of any Note agrees with each other holder a party hereto that if such holder shall receive and retain any payment, whether by set-off or application of deposit balances or otherwise, on any of the Notes or Obligations in excess of its ratable share of payments on all such Obligations then outstanding to the holder of the Notes, then such holder shall purchase for cash at face value, but without recourse, ratably from each of the other holders such amount of the Notes or Obligations, or participations therein, held by each such other holder (or interest therein) as shall be necessary to cause such holder to share such excess payment ratably with all the other holders of the Notes; provided, however, that if any such purchase is made by any holder, and if such excess payment or part thereof is thereafter recovered from such purchasing holder, the related purchases from the other holders of the Notes shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest.

         Section 13.16 Headings. Section headings used in this Agreement are for reference only and shall not affect the construction of this Agreement.

         Section 13.17 Set-off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuation of any Event of Default, each holder of any Note and each subsequent holder of any Obligation is hereby authorized by the Company and each Guarantor at any time or from time to time, without notice to the Company or such Guarantor or to any other Person, any such notice being hereby expressly waived, to set-off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts, and in whatever currency denominated) and any other indebtedness at any time held or owing by that Purchaser or that subsequent holder to or for the credit or the account of the Company or such Guarantor, whether or not matured, against and on account of the Obligations of the Company or such Guarantor to that Purchaser or that subsequent holder under the Operative Documents, including, but not limited to, all claims of any nature or description arising out of or connected with the Operative Documents, irrespective of whether or not (a) that Purchaser or that subsequent holder shall have made any demand hereunder or (b) the principal of or the interest on the Loans or Notes and other amounts due hereunder shall have become due and payable pursuant to Section 9 hereof and although said obligations and liabilities, or any of them, may be contingent or unmatured.

         Section 13.18 Construction. The provisions of this Agreement relating to Subsidiaries shall only apply during such times as the Company has one or more Subsidiaries. NOTHING CONTAINED HEREIN SHALL BE DEEMED OR CONSTRUED TO PERMIT ANY ACT OR OMISSION WHICH IS PROHIBITED BY THE TERMS OF ANY COLLATERAL DOCUMENT, THE COVENANTS AND AGREEMENTS

CONTAINED HEREIN BEING IN ADDITION TO AND NOT IN SUBSTITUTION FOR THE COVENANTS AND AGREEMENTS CONTAINED IN THE COLLATERAL DOCUMENTS.

         Section 13.19 Submission to Jurisdiction; Waiver of Jury Trial. The Company and the Guarantors hereby submit to the nonexclusive jurisdiction of the United States District Court for the Northern District of Illinois and of any Illinois State court sitting in the City of Chicago for purposes of all legal proceedings arising out of or relating to this Agreement, the other Operative Documents or the transactions contemplated hereby or thereby. The Company and the Guarantors irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. THE COMPANY, THE GUARANTORS, THE AGENT, AND THE PURCHASERS HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY.

                          [SIGNATURE PAGES TO FOLLOW]

         Upon your acceptance hereof in the manner hereinafter set forth, this Agreement shall constitute a contract between us for the uses and purposes hereinabove set forth.

         Dated as of the date first above written.

                                      MORTON INDUSTRIAL GROUP, INC.

                                      By:  /s/ WILLIAM D. MORTON
                                          --------------------------------------
                                         Its:  Chairman
                                              ----------------------------------

                                      MORTON METALCRAFT CO.

                                      By:  /s/ WILLIAM D. MORTON
                                          --------------------------------------
                                         Its:  President
                                              ----------------------------------

                                      MORTON METALCRAFT CO. OF NORTH CAROLINA

                                      By:  /s/ WILLIAM D. MORTON
                                          --------------------------------------
                                         Its:  President
                                              ----------------------------------

                                      MORTON METALCRAFT CO. OF SOUTH CAROLINA

                                      By:  /s/ WILLIAM D. MORTON
                                          --------------------------------------
                                         Its:  President
                                              ----------------------------------

                                      MID CENTRAL PLASTICS, INC.

                                      By:  /s/ WILLIAM D. MORTON
                                          --------------------------------------
                                         Its:  President
                                              ----------------------------------

                                      B&W METAL FABRICATORS, INC.

                                      By:  /s/ WILLIAM D. MORTON
                                          --------------------------------------
                                         Its:  President
                                              ----------------------------------

         Accepted and Agreed to at Chicago, Illinois as of the day and year last above written.

                                      BMO NESBITT BURNS CAPITAL (U.S.), INC.,
                                      as Agent and as a Purchaser

                                      By:  /s/ DOUGLAS P. SUTTON
                                          --------------------------------------
                                      Name:  Douglas P. Sutton
                                      Title: Managing Director

                               PURCHASER SCHEDULE

Purchaser                              Aggregate Principal Amount
(Notice and Payment                    of Notes to be
Information)                           Purchased                      Note Denominations         Warrants
--------------------                   --------------------------     ------------------         --------
BMO Nesbitt Burns Capital              $10,000,000.00                 $10,000,000.00             5 - 545,467 shares
(U.S.), Inc.

         THIS WARRANT WAS ORIGINALLY ISSUED ON MARCH 26, 2004 AND NEITHER IT NOR THE CLASS A STOCK ISSUABLE UPON EXERCISE HEREOF HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE ILLINOIS SECURITIES LAW OF 1953, AND NEITHER MAY BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES OFFERED UNDER THOSE LAWS, OR AN OPINION FROM COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

         The security represented by this certificate is subject to a certain Investor Rights Agreement dated as of March 26, 2004 (as amended, restated or otherwise modified from time to time, the "Investor Rights Agreement"), among the issuer hereof, BMO Nesbitt Burns Capital (U.S.), Inc., the issuer hereof, William Morton, Mark Mealy and certain other parties named therein. A copy of the Investor Rights Agreement shall be furnished without charge by the issuer hereof to the holder hereof upon written request.

         The security represented by this certificate is subject to the terms of a Subordination and Intercreditor Agreement dated as of March 26, 2004 (as amended, restated or supplemented from time to time, the "Subordination Agreement") between BMO Nesbitt Burns Capital (U.S.), Inc., a Delaware corporation, as agent, and Harris Trust and Savings Bank, as agent.

                          MORTON INDUSTRIAL GROUP, INC.

                             STOCK PURCHASE WARRANT

March 26, 2004                                               Certificate No. W-5

                  FOR VALUE RECEIVED, Morton Industrial Group, Inc., a Georgia corporation (the "Company"), hereby grants to BMO Nesbitt Burns
Capital (U.S.), Inc., a Delaware corporation (the "Holder"), or its successors and assigns (together with the Holder, the "Registered Holders" and, individually, a "Registered Holder"), the right to purchase from the Company the Applicable Number of shares of the Class A Common Stock, $.01 par value, of the Company, at a price per share of $.02 (the "Exercise Price"). This warrant (this "Warrant") is issued pursuant to the terms of that certain Note and Warrant Purchase Agreement dated as of March 26, 2004 (as amended, restated or otherwise modified from time to time, the "Purchase Agreement"), among the Company, the Holder and certain other parties named therein. Certain capitalized terms used herein are defined in Section 1 hereof. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Purchase Agreement. The amount and kind of securities obtainable pursuant to the rights granted hereunder and the purchase price for such securities are subject to adjustment pursuant to the provisions contained in this Warrant. All warrants, including, without limitation, this Warrant, representing portions of the rights hereunder are referred to herein as this "Warrant." This Warrant shall be numbered and shall be registered in a Warrant Register by the Company at its principal place of business in the State of Illinois. Unless all or a portion of this Warrant has been assigned as permitted herein, the Company shall be entitled to treat the Holder as the owner in fact of this Warrant for all purposes and shall not be bound to recognize any equitable or other claim to or interest in the Warrant on the part of any other Person. For tax purposes, the value of this Warrant as of the date hereof is $10,000.

         This Warrant is subject to the following provisions:

1.       Definitions. The terms set forth below have the following meanings:

                  "Applicable Number" on the Date of Issuance shall equal that number of shares of Common Stock determined by multiplying nine percent (9%) by the Common Stock Deemed Outstanding on the Date of Issuance (after giving effect to the issuance of this Warrant) (i.e., 545,467 shares of Common Stock); provided, however, that the Applicable Number may be reduced to a number that is determined based upon the mutually exclusive methodologies set forth in subsection (a) or subsection (b) below:

         (a) If a Change of Control is consummated prior to the fifth (5th) anniversary of the Date of Issuance and

                  (i) the Net Equity Value is equal to or greater than $50,000,000, then the Applicable Number shall equal that number of shares of Common Stock determined by multiplying five percent (5%) by the Common Stock Deemed Outstanding on the Date of Issuance (after giving effect to the issuance of this Warrant) (i.e., 290,278 shares of Common Stock); or

                  (ii) the Net Equity Value is less than $50,000,000 but equal to or greater than $48,000,000, then the Applicable Number shall equal that number of shares of Common Stock determined by multiplying six percent (6%) by the Common Stock Deemed Outstanding on the Date of Issuance (after giving effect to the issuance of this Warrant) (i.e., 352,039 shares of Common Stock); or

                  (iii) the Net Equity Value is less than $48,000,000 but equal to or greater than $46,000,000, then the Applicable Number shall equal that number of shares of Common Stock determined by multiplying seven percent (7%) by the Common Stock Deemed Outstanding on the Date of Issuance (after giving effect to the issuance of this Warrant) (i.e., 415,128 shares of Common Stock); or

                  (iv) the Net Equity Value is less than $46,000,000 but equal to or greater than $44,000,000, then the Applicable Number shall equal that number of shares of Common Stock determined by multiplying eight percent (8%) by the Common Stock Deemed Outstanding on the Date of Issuance (after giving effect to the issuance of this Warrant) (i.e., 479,589 shares of Common Stock); or

                  (v) the Net Equity Value is less than $44,000,000, then the Applicable Number shall equal that number of shares of Common Stock determined by multiplying nine percent (9%) by the Common Stock Deemed Outstanding on the Date of Issuance (after giving effect to the issuance of this Warrant) (i.e., 545,467 shares of Common Stock).

         (b) If a Change of Control has not been consummated prior to the fifth (5th) anniversary of the Date of Issuance and/or

                  (i) EBITDA for the calendar year ended December 31, 2004 exceeds $14,506,000, then the Applicable Number as of the Date of Issuance shall be reduced by an amount equal to one percent (1%) multiplied by the Common Stock Deemed Outstanding on the Date of Issuance (after giving effect to the issuance of this Warrant); and/or

                  (ii) EBITDA for the calendar year ended December 31, 2005 exceeds $16,706,000, then the Applicable Number as of the Date of Issuance shall be reduced by an amount equal to one percent (1%) multiplied by the Common Stock Deemed Outstanding on the Date of Issuance (after giving effect to the issuance of this Warrant); and/or

                  (iii) EBITDA for the calendar year ended December 31, 2006 exceeds $18,591,000, then the Applicable Number as of the Date of Issuance shall be reduced by an amount equal to one percent (1%) multiplied by the Common Stock Deemed Outstanding on the Date of Issuance (after giving effect to the issuance of this Warrant); and/or

                  (iv) EBITDA for the calendar year ended December 31, 2007 exceeds $14,217,000, then the Applicable Number as of the Date of Issuance shall be reduced by an amount equal to one percent (1%) multiplied by the Common Stock Deemed Outstanding on the Date of Issuance (after giving effect to the issuance of this Warrant);

         provided, however, that (A) the amount by which the Applicable Number as of the Date of Issuance may be reduced in accordance with this subsection (b) shall not exceed four percent (4%) multiplied by the Common Stock Deemed Outstanding on the Date of Issuance (after giving effect to the issuance of this Warrant) (i.e., 255,189 shares of Common Stock) and (B) if the Company does not exceed the EBITDA projection set forth above for any such calendar year, then the potential reduction of the Applicable Number for such calendar year shall not apply and may not be recovered in any future years.

                  "Change of Control" shall have the meaning assigned to such term in the Purchase Agreement.

                  "Class A Stock" means the Class A Common Stock of the Company, par value $.01 per share.

                  "Class B Stock" means the Class B Common Stock of the Company, par value $.01 per share.

                  "Common Stock" means, at any given time, the issued and outstanding common stock of the Company, determined on a fully-diluted basis, including, without limitation, the Class A Stock and the Class B Stock.

                  "Common Stock Deemed Outstanding" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock issuable at such time upon exercise or conversion of all outstanding Options and Convertible Securities regardless of whether the Options or Convertible Securities are actually exercisable at such time.

                  "Company Value" as of any Valuation Date shall equal the sum of (a) EBITDA for the twelve (12) month period immediately preceding such Valuation Date multiplied by five (5) plus (b) the Company's cash and cash equivalents balance as of the last day of the month immediately preceding such Valuation Date, minus (c) the outstanding amount of principal and interest on the Company's Total Funded Debt (to the extent such debt is permitted Indebtedness as of the last day of the month immediately preceding the Valuation Date.

                  "Convertible Securities" means any stock or other securities directly or indirectly convertible into or exchangeable for any shares of Common Stock.

                  "Date of Issuance" means March 26, 2004.

                  "Deferred Put Obligation" is defined in Section 5(c) hereof.

                  "Diligent Efforts" is defined in Section 5(c) hereof.

                  "Exercise Period" is defined in Section 2(a) hereof.

                  "Exercise Price" is defined in the first paragraph of this Warrant.

                  "Exercise Time" is defined in Section 2(b)(i) hereof.

                  "Holder" is defined in the first paragraph of this Warrant.

                  "EBITDA" means the consolidated EBITDA (as defined in the Purchase Agreement) of the Company and its Subsidiaries.

                  "GAAP" means generally accepted accounting principles, consistently applied.

                  "Liquidating Dividend" is defined in Section 4 hereof.

                  "Majority Warrant Holders" means the Registered Holders of this Warrant representing at least fifty-one percent (51%) of the shares of Warrant Stock issuable upon exercise of this Warrant.

                  "Market Price" means as to any security (other than this Warrant) the average of the closing prices of such security's sales on all domestic securities exchanges on which such security may at the time be listed or quoted, including for this purpose The Nasdaq Stock Market, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed or quoted, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of twenty (20) days consisting of the day as of which "Market Price" is being determined and the nineteen (19) consecutive business days prior to such day; provided that if such security is listed on any domestic securities exchange the term "business days" as used in this sentence means business days on which such exchange is open for trading. If at any time such security is not listed on any domestic securities exchange or quoted on The Nasdaq Stock Market or the domestic over-the-counter market, the "Market Price" shall be the Market Value divided by the Common Stock Deemed Outstanding on the Valuation Date (but, with respect to
Section 3 hereof, prior to giving effect to the event triggering the determination of the Market Price).

                  "Market Value" means the fair market value of the Company's entire equity determined on a going concern basis as between a willing buyer and a willing seller and taking into account all relevant factors determinative of value (but not taking into account any discounts for lack of liquidity, minority position or other similar or related discounts), plus (to the extent not otherwise taken into consideration in the determination of fair market value of the Company's entire equity) the aggregate amount of cash or property payable or to be surrendered to the Company upon exercise or conversion of all Options and Convertible Securities and the principal amount of any debt constituting Convertible Securities. Unless otherwise agreed by the Company and the Registered Holders, Market Value shall be determined by an investment banking firm reasonably acceptable to the Company and the Registered Holders, which firm shall submit to the Company and the Registered Holders a written report setting forth such determination. If the parties are unable to agree on an investment banking firm within fifteen (15) days after the date of the event triggering the determination of Market Value, a third firm will be selected by agreement of two investment banking firms, one selected by the Company and one selected by the Registered Holders. The expenses of such firm shall be borne by the Company, and the determination of such firm shall be final and binding upon all parties, except as otherwise provided in Section 6(d).

                        "Net Equity Value" means the net cash and non-cash proceeds (valued at the Market Price thereof) payable to the holders of Common Stock (without regard to the obligation to redeem this Warrant) upon or in connection with the consummation of a Change of Control or Organic Change, after payment of all debt obligations having priority over payments to equityholders of the Company, including, without limitation,

Funded Debt, adjustments for cash and working capital and reasonable transaction expenses and fees.

                  "Option Plans" shall have the meaning assigned to such term in the Purchase Agreement.

                  "Options" means any rights or options to subscribe for or purchase capital stock of the Company or Convertible Securities, including, without limitation, under the Option Plans.

                  "Organic Change" is defined in Section 3(d) hereof.

                  "Preferred Stock" means the Preferred Stock of the Company, no par value per share.

                  "Put" is defined in Section 6(a) hereof.

                  "Put Closing" is defined in Section 6(b) hereof.

                  "Put Event" means the occurrence of any of the following events: (a) a Change of Control; (b) an Organic Change; (c) the fifth (5th) anniversary of the Date of Issuance; or (d) the optional prepayment by the Company or any other Person of seventy-five percent (75%) or more of the original aggregate principal amount of the Notes.

                  "Put Notes" is defined in Section 6(c) hereof.

                  "Put Notice" is defined in Section 6(a) hereof.

                  "Put Price" of each Put Share that is Put by a Registered Holder shall be equal to the greater of: (a) (i) Company Value multiplied by the Warrant Fraction divided by (ii) the number of shares of Warrant Stock; and (b) the per share Market Price of the Put Shares on the Valuation Date (assuming the exercise for Put Shares of the portion of this Warrant being Put prior to such determination, and subject to any adjustment pursuant to the last sentence of
Section 6(b) hereof). Notwithstanding anything to the contrary contained herein, if the Put is exercised by the Registered Holder concurrently with the consummation of a Change of Control or Organic Change, the Put Price shall be equal to (A) Net Equity Value multiplied by the Warrant Fraction divided by (B) the number of shares of Warrant Stock.

                  "Put Shares" is defined in Section 6(b) hereof.

                  "Registered Holder" or "Registered Holders" is defined in the first paragraph of this Warrant.

                  "Restricted Applicable Number" on the Date of Issuance shall equal that number of shares of Common Stock determined by multiplying five percent (5%) by the Common Stock Deemed Outstanding on the Date of Issuance (after giving effect to the issuance of this Warrant) (i.e., 290,278 shares of Common Stock).

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Valuation Date" means the date of a Put Notice.

                  "Warrant" is defined in the first paragraph of this Warrant.

                  "Warrant Fraction" means a fraction, the numerator of which shall be the number of shares of Warrant Stock issuable upon exercise of the portion of this Warrant to be repurchased by the Company from the applicable Registered Holder and the denominator of which shall be the total number of shares of Common Stock Deemed Outstanding (assuming full exercise of this Warrant).

                  "Warrant Stock" means the Class A Stock issuable upon exercise of this Warrant; provided that if there is a change such that the securities issuable upon exercise of this Warrant are issued by an entity other than the Company or there is a change in the type or class of securities so issuable, then the term "Warrant Stock" shall mean the securities issuable upon exercise of this Warrant if such securities are issuable in shares, or shall mean the smallest unit in which such securities are issuable if such securities are not issuable in shares.

                  Other capitalized terms used in this Warrant but not defined herein shall have the meanings set forth in the Purchase Agreement.

2.       Exercise of Warrant.

         (a) Exercise Period. Except as specifically provided in Section 2(d) below, the Registered Holders may exercise, in whole or in part, the purchase rights represented by this Warrant at any time and from time to time after the Date of Issuance, to and including the tenth (10th) anniversary of the Date of Issuance (the "Exercise Period"). The Company shall give the Registered Holders written notice of the expiration of the Exercise Period at least thirty
(30) days, but not more than ninety (90) days, prior to the end of the Exercise Period.

         (b)      Exercise Procedure.

                  (i) This Warrant shall be deemed to have been exercised when the Company has received all of the following items (the "Exercise Time"):

                           (A) a completed Exercise Agreement, as described in Section 2(c) below, executed by the Registered Holder(s) exercising all or part of the purchase rights represented by this Warrant;

                           (B)      this Warrant;

                           (C) if this Warrant is not registered in the name of the Holder, an Assignment or Assignments in the form set forth on Exhibit A hereto evidencing the assignment of this Warrant to such Person, in which case the Registered Holder(s) shall have complied with the provisions set forth in Section 8 hereof and shall have executed a joinder to the Investor Rights Agreement pursuant to which the shares issued pursuant to this Warrant shall be subject to the same terms as the shares held by the Holder on the date hereof are subject;

                           (D) either (1) a check payable to the Company in an amount equal to the product of the Exercise Price multiplied by the number of shares of Warrant Stock being purchased upon such exercise (the "Aggregate Exercise Price"),
                  (2) the surrender to the Company of debt or equity securities of the Company or any of its Subsidiaries having a Market Price equal to the Aggregate Exercise Price of the Warrant Stock being purchased upon such exercise (provided that, for purposes of this subsection, the Market Price of any note or other debt security or any preferred stock shall be deemed to be equal to the aggregate outstanding principal amount or liquidation value thereof plus all accrued and unpaid interest thereon or accrued or declared and unpaid dividends thereon), or (3) a written notice to the Company that the Registered Holder(s) is exercising this Warrant (or a portion thereof) by authorizing the Company to withhold from issuance a number of shares of Warrant Stock issuable upon such exercise of this Warrant which, when multiplied by the Market Price of the Warrant Stock, is equal to the Aggregate Exercise Price (and such withheld shares shall no longer be issuable under this Warrant); and

                           (E) if requested by the Company, the Registered Holder shall confirm in writing, in a form satisfactory to the Company, that the shares of Warrant Stock of the Company issuable upon exercise of this Warrant are being acquired solely for the Registered Holder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale in violation of the Securities Act, and that the Registered Holder is an Accredited Investor (as defined in Regulation D promulgated by the Securities and Exchange Commission). If the Registered Holder cannot make such representations because they would be factually incorrect, it shall be a condition to the Registered Holder's exercise of this Warrant that the Company receive such other representations as the Company considers reasonably necessary to assure the Company that the issuance of its securities upon exercise of this Warrant shall not violate any federal or state securities laws.

                  (ii) Certificates for shares of Warrant Stock purchased upon exercise of this Warrant shall be delivered by the Company to each Registered Holder exercising its rights under this Warrant within five
         (5) Business Days after the date of the Exercise Time. If a Registered Holder exercises less than all of the purchase rights represented by the portion of this Warrant held by such Registered Holder, unless such portion of this Warrant has expired, the Company shall prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised and shall, within such five day period, deliver such new Warrant to the Person designated for delivery in the Exercise Agreement.

                  (iii) The Warrant Stock issuable upon exercise of this Warrant shall be deemed to have been issued to the exercising Registered Holder(s) at the Exercise Time, and such Registered Holder shall be deemed for all purposes to have become the record holder of such Warrant Stock at the Exercise Time.

                  (iv) The issuance of certificates for shares of Warrant Stock shall be made without charge to the exercising Registered Holder(s) for any issuance tax in respect thereof or other cost incurred by the Company in connection with such exercise and the related issuance of Warrant Stock. Each share of Warrant Stock shall, upon payment of the Exercise Price therefor, be fully paid and nonassessable and free from all taxes, liens, charges and encumbrances with respect to the issuance thereof, but subject to restrictions on transferability imposed on securities which are not registered under the Securities Act or any state securities laws.

                  (v) The Company shall not close its books against the transfer of this Warrant or of any share of Warrant Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

                  (vi) The Company shall assist and cooperate with any Registered Holder required to make any governmental filings or obtain any governmental approvals prior to or in connection with any exercise of this Warrant (including, without limitation, making any filings required to be made by the Company).

                  (vii) Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a registered public offering or the sale of the Company or any Affiliate or Subsidiary thereof, or a transaction or a series of transactions which, if consummated, would result in a Change of Control of the Company or any Affiliate or Subsidiary thereof, the exercise of any portion of this Warrant may, at the election of the Registered Holder(s) hereof, be conditioned upon the consummation of the public offering or the sale of the Company, in which case such exercise shall not be deemed to be effective until the consummation of such transaction.

                  (viii)   The Company shall at all times reserve and keep

         available out of its authorized but unissued shares of Warrant Stock solely for the purpose of issuance upon the exercise of this Warrant, such number of shares of Warrant Stock issuable upon the exercise of this Warrant. All shares of Warrant Stock shall, upon payment of the Exercise Price therefor, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, charges and encumbrances. The Company shall take all such actions as may be necessary to assure that all such shares of Warrant Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Warrant Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance). The Company shall from time to time take all such actions as may be necessary to assure that the par value of the unissued shares of Warrant Stock issuable upon exercise of this Warrant is at all times equal to or less than the Exercise Price. The Company shall not take any action which would cause the number of authorized but unissued shares of Warrant Stock to be less than the number of such shares required to be reserved hereunder for issuance upon exercise of this Warrant.

         (c) Exercise Agreement. Upon any exercise of this Warrant, the Exercise Agreement shall be substantially in the form set forth in Exhibit B hereto, except that if the shares of Warrant Stock are not to be issued in the name of the Person in whose name this Warrant is registered, the Exercise Agreement shall also state the name of the Person to whom the certificates for the shares of Warrant Stock are to be issued, and if the number of shares of Warrant Stock to be issued does not include all the shares of Warrant Stock purchasable hereunder, it shall also state the name of the Person to whom a new Warrant for the unexercised portion of the rights hereunder is to be delivered. Such Exercise Agreement shall be dated the actual date of execution thereof.

         (d) Exercise Restriction. In order to give effect to the possible reduction in the Applicable Number pursuant to the adjustments set forth in subsection (a) or subsection (b) of such definition, the Holder agrees that, prior to the earlier to occur of (i) a Change of Control or Organic Change and
(b) the fifth (5th) anniversary of the Date of Issuance, the Holder shall only have the right to exercise this Warrant for the Restricted Applicable Number.

3. Certain Adjustments. In order to prevent dilution of the rights granted under this Warrant (except as otherwise set forth in the definition of Applicable Number), the Exercise Price shall be subject to adjustment from time to time as provided in this Section 3, and the number of shares of Warrant Stock (including, for the avoidance of doubt, the Applicable Number and the Restricted Applicable Number) issuable upon exercise of this Warrant shall be subject to adjustment from time to time as provided in this Section 3.

         (a)      Adjustment of Exercise Price and Number of Shares.

                  (i) If and whenever on or after the Date of Issuance the Company issues or sells, or in accordance with Section 3(b) hereof is deemed to have issued or sold, any shares of Common Stock below the Put Price per share of such Common Stock determined as of the date of such issuance or sale, then the Exercise Price shall be adjusted to an amount equal to (A) the Exercise Price in effect immediately prior to such issuance or sale multiplied by (B) a fraction, the numerator of which shall be the sum of (1) the number of shares of Common Stock Deemed Outstanding immediately prior to such issuance or sale multiplied by the Put Price of the Warrant Stock determined as of the date of such issuance or sale without giving effect to such issuance or sale, plus (2) the consideration, if any, received by the Company upon such issuance or sale, and the denominator of which will be the product derived by multiplying the Put Price of the Warrant Stock determined as of the date of such issuance or sale without giving effect to such issuance or sale, by the number of shares of Common Stock Deemed Outstanding immediately after such issuance or sale.

                  (ii) Upon each such adjustment of the Exercise Price hereunder, the number of shares of Warrant Stock issuable upon exercise of this Warrant shall be adjusted to the number of shares determined by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Warrant Stock issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

                  (iii) Notwithstanding the foregoing, there shall be no adjustment to the Exercise Price or the number of shares of Warrant Stock issuable upon exercise of this Warrant with respect to (a) the issuance of Warrant Stock upon exercise of this Warrant, (b) the issuance of any new warrants in connection with this Warrant, or (c) the issuance of any other warrants pursuant to the Purchase Agreement or the issuance of Common Stock upon the exercise of such warrants.

                  (iv) In addition, there shall be no adjustment to the Exercise Price upon the issuance of Options under the Option Plans, after the Date of Issuance, exercisable for up to 336,981 shares of Class A Stock, at an exercise price per share equal to the Market Price on the grant date, or the issuance of shares of Common Stock upon the exercise of such Options; provided, however, that if such Options are issued at an exercise price per share below such Market Price, the Exercise Price shall adjust pursuant to Section 3(a)(i) hereof as if such Options were issued below the Put Price as provided in Section 3(b)(i).

                  (v) If, at any time after the Date of Issuance, the Company issues any Options under the Option Plans, such additional Options shall be deemed to be included in "Common Stock Deemed Outstanding on the Date of Issuance" for purposes of calculating the Applicable Number (and the Restricted Applicable Number), and the number of shares of Warrant Stock issuable upon exercise of this Warrant shall be increased proportionally based upon the number of Options so issued.

         (b) Effect on Exercise Price of Certain Events. For purposes of determining the adjusted Exercise Price under Section 3(a) hereof, the following shall be applicable:

                  (i) Issuance of Rights or Options. If the Company in any manner grants or sells any Options and the lowest price per share for which any one share of Common Stock is issuable upon the exercise of any such Option, or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Option, is less than the Put Price per share determined as of such time, then such share of Common Stock shall be deemed to have been issued and sold by the

         Company at such time for such price per share. For purposes of this
         Section 3(b)(i) hereof, the "lowest price per share for which any one share of Common Stock is issuable" shall be determined by dividing (1) the sum of the lowest amounts of consideration (if any) received or receivable by the Company upon (A) the granting or sale of the Option,
         (B) exercise of the Option and (C) conversion or exchange of the Option or such aforesaid Convertible Securities, by (2) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of the Option and the aforesaid Convertible Securities. No further adjustment of the Exercise Price shall be made upon the actual issuance of such Common Stock or Convertible Securities, upon the exercise of such Options or upon the actual issuance of Common Stock upon conversion or exchange of such Convertible Securities.

                  (ii) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which any one share of Common Stock is issuable upon conversion or exchange thereof is less than the Put Price per share determined as of such time, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 3(b)(ii) hereof, the "lowest price per share for which any one share of Common Stock is issuable" shall be determined by dividing
         (1) the sum of (A) the amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus (B) the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by
         (2) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Exercise Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities, and if any such issuance or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Exercise Price had been or are to be made pursuant to Section 3(b)(i) hereof, no further adjustment of the Exercise Price shall be made by reason of such issuance or sale.

                  (iii) Change in Option Price or Conversion Rate. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issuance, conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Exercise Price in effect at the time of such change shall be adjusted immediately to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold (but in no event shall the Exercise Price after any such adjustments exceed the Exercise Price on the Date of Issuance) and the number of shares of Warrant Stock shall be correspondingly adjusted.

                  (iv) Treatment of Expired Options and Unexercised Convertible Securities. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Securities without the exercise of such Option or right, the Exercise Price then in effect and the number of shares of Warrant Stock issuable upon exercise of this Warrant shall be adjusted to the Exercise Price and the number of shares which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

                  (v) Calculation of Consideration Received. If any Warrant Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the net amount received by the Company therefor. In case any Warrant Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company shall be the Market Price thereof as of the date of receipt. In case any Warrant Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Warrant Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities shall be determined by an investment banking firm reasonably acceptable to the Company and the Registered Holders, which firm shall submit to the Company and the Registered Holders a written report setting forth such determination. If the parties are unable to agree on an investment banking firm within fifteen (15) days after delivery of the issuance of the applicable securities, a third firm will be selected by agreement of two investment banking firms, one selected by the Company and one selected by the Registered Holders. The expenses of such firm shall be borne by the Company, and the determination of such firm as to the fair value of such consideration shall be final and binding upon all parties.

                  (vi) Integrated Transactions. In case any Option or Convertible Security is issued in connection with the issue or sale of other securities of the Company, together compromising one integrated transaction in which no specific consideration is allocated to such Option or Convertible Security by the parties thereto, the Option or Convertible Security shall be deemed to have been issued for a consideration of $.01.

                  (vii) Treasury Shares. The number of shares of Warrant Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issuance or sale of Common Stock.

         (c) Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of shares of Common Stock issuable upon exercise of this Warrant shall be proportionately increased. If the Company at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of shares of Warrant Stock issuable upon exercise of this Warrant shall be proportionately decreased.

         (d) Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger or sale of all or substantially all of the Company's assets or other transaction, in each case which is effected in such a way that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, is referred to herein as an "Organic Change." Prior to the consummation of any Organic Change, the Company shall make appropriate provision to ensure that the Registered Holders of this Warrant shall thereafter have the right to acquire and receive, in lieu of or addition to (as the case may be) the shares of Warrant Stock immediately theretofore acquirable and receivable upon the exercise of this Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Warrant Stock immediately theretofore acquirable and receivable upon exercise of this Warrant had such Organic Change not taken place. In any such case, the Company shall make appropriate provision (in form and substance reasonably satisfactory to the Registered Holders) with respect to such holders' rights and interests under this Warrant to insure that all of the provisions of this Warrant shall thereafter continue to be applicable to such holders (including, in the case of any such Organic Change in which the successor entity or purchasing entity is other than the Company and in which the value for the Warrant Stock reflected by the terms of such Organic Change is less than the Exercise Price in effect immediately prior to such Organic Change, an immediate adjustment of the Exercise Price to the value for the Warrant Stock reflected by the terms of such Organic Change, and a corresponding immediate adjustment in the number of shares of Warrant Stock acquirable and receivable upon exercise of this Warrant). The Company shall not effect any Organic Change unless, prior to the consummation thereof, the successor entity (if other than the Company) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance reasonably satisfactory to the Registered Holders), the obligation to deliver to each such Registered Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Registered Holder may be entitled to acquire.

         (e) Certain Events. If any event occurs of the type contemplated by the provisions of this Section 3 hereof but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's board of directors shall make an appropriate adjustment to the Exercise Price and the number of shares of Warrant Stock issuable upon exercise of this Warrant so as to protect the rights of the

Registered Holders of this Warrant; provided that no such adjustment shall increase the Exercise Price or decrease the number of shares of Warrant Stock issuable upon exercise of this Warrant as otherwise determined pursuant to this
Section 3 hereof.

         (f) No Avoidance. In the event the Company shall enter into any transaction for the purpose of avoiding the provisions of this Section 3 hereof, the benefits provided by such provisions shall nevertheless apply and be preserved.

         (g)      Notices.

                  (i) Promptly upon any adjustment of the Exercise Price and/or the number of shares of Warrant Stock issuable upon exercise of this Warrant, the Company shall give written notice thereof to the Registered Holders, setting forth in reasonable detail and certifying the calculation of such adjustment.

                  (ii) The Company shall give written notice to the Registered Holder at least ten (10) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Warrant Stock, (B) with respect to any pro rata subscription offer to holders of Warrant Stock or (C) for determining rights to vote with respect to any Organic Change, Change of Control, dissolution or liquidation.

                  (iii) The Company shall also give written notice to the Registered Holder at least twenty (20) days prior to the date on which any Organic Change, Change of Control, dissolution or liquidation shall take place. Failure to give such notice or any defect therein or in the mailing thereof shall not affect the validity of any action taken in connection with such Organic Change, Change of Control, dissolution or liquidation.

4. Dividends. If the Company declares or pays a dividend upon the Warrant Stock payable (a) in cash out of earnings or earned surplus (determined in accordance with GAAP) (a "Cash Dividend") or (b) other than in cash out of earnings or earned surplus (determined in accordance with GAAP) except for a stock dividend payable in shares of Warrant Stock (a "Liquidating Dividend"), then the Company shall pay to the Registered Holder of this Warrant at the time of payment thereof the Liquidating Dividend or Cash Dividend, as the case may be, which would have been paid to such Registered Holder had this Warrant been fully exercised immediately prior to the date on which a record is taken for such Liquidating Dividend or Cash Dividend, as the case may be, or, if no record is taken, the date as of which the record holders of Warrant Stock entitled to such dividends are to be determined.

5. Purchase Rights. If at any time the Company grants, issues or sells to any Person any Options, Convertible Securities or other rights to purchase stock, warrants, securities or other property of the Company (the "Purchase Rights"), then the Registered Holders of this Warrant (or any Person designated by the Registered Holders) shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Registered Holders could have acquired if they had held the number of shares of Warrant Stock issuable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Warrant Stock are to be determined for the grant, issue or sale of such Purchase Rights.

6.       Put Arrangements.

         (a) Upon the occurrence of any Put Event and at any time thereafter, any Registered Holder shall have the right to require the Company to repurchase all or a portion of both this Warrant held by such Registered Holder (the value of which shall be determined with respect to the value of the shares of Warrant Stock issuable upon exercise of this Warrant, in accordance with this
Section 6) and the shares of Warrant Stock held by such Registered Holder at the Put Price (the foregoing being referred to herein as the "Put"), by delivering a written notice to the Company specifying the portion of this Warrant and the number of shares of Warrant Stock to be purchased (the "Put Notice"). Upon the delivery of the Put Notice, the Company and the Holder shall in good faith promptly determine the Put Price as provided hereunder. Within five (5) days after receipt of a Put Notice from any Registered Holder, the Company shall notify in writing all other Registered Holders that the Put has been exercised, and each other Registered Holder shall have the right, exercisable by written notice delivered to the Company within ten (10) days after receipt of such written notice from the Company, to request that all or a portion of this Warrant held by such other Registered Holder's and/or shares of Warrant Stock held by such other Registered Holders be included in the exercise of the Put together with the portion of this Warrant and shares of Warrant Stock of the Registered Holder(s) who delivered the Put Notice. The right to exercise the Put shall also inure to the benefit of all transferees of the Registered Holders.

         (b) Upon exercise of the Put, the Company will be obligated to purchase all or such portion of this Warrant and/or shares of Warrant Stock requested to be repurchased (collectively, the "Put Shares") at the Put Price in cash at a mutually agreeable time and place which will in no event be later than the ten (10) Business Days after the date as of which the Put Price has been determined (the "Put Closing"). Promptly upon determination of the Put Price, the Company will notify all Registered Holders of the portion of this Warrant and/or shares of Warrant Stock thereof that are subject to the Put, as well as the time and place of the Put Closing (the "Closing Notice"). Each Registered Holder exercising its Put rights hereunder may deliver to the Company all or any portion of this Warrant held by such Registered Holder in satisfaction of the sale of such Registered Holder's shares of Warrant Stock hereunder, in which event the Put Price will be reduced by the Exercise Price of the portion of this Warrant so delivered.

         (c) At the Put Closing, each exercising Registered Holder shall deliver to the Company certificates representing the Put Shares held by such Registered Holder or the portion of this Warrant held by such Registered Holder, as applicable, and the Company shall deliver to such holder the Put Price therefor in cash (subject to any adjustment pursuant to the last sentence of Section 6(b) hereof) payable with respect thereto by wire transfer to each such Registered Holder. The Company will, and will cause each of its Subsidiaries to, undertake diligent efforts during the thirty (30) day period immediately following the delivery date of the Put Notice to finance the payment of the Put Price for all of the Put Shares in accordance with this Section 6 hereof so that the Put Price for all of the Put Shares may be paid in full in cash at the Put Closing. Such diligent efforts ("Diligent Efforts") shall include, but not be limited to, pursuing private or public offerings of equity or debt securities, restructuring of the Company's or any Subsidiary's debt and other recapitalization. In the event that, notwithstanding such Diligent Efforts, the Company is unable for any reason to purchase all of the Put Shares at the Put Closing in cash, the Company shall at the Put Closing (i) pay in cash those funds which are legally available to redeem the maximum possible number of Put Shares ratably among the Registered Holders of such Put Shares based upon the respective portion of the Put Price then owed to each such Registered Holder and
(ii) pay the portion of the Put Price which it is not able to pay in cash (the "Deferred Put Obligation") by issuing to the holders of Put Shares promissory notes in the form of Exhibit C attached hereto and made a part hereof (the "Put Notes"). The Put Notes shall accrue interest at an annual rate equal to sixteen percent (16%) per annum. Interest on the Put Notes shall be payable quarterly in arrears based on a 360 day year and actual number of days elapsed in any year. The Deferred Put Obligation, together with all accrued and unpaid interest thereon, shall be payable in full on or before the second (2nd) anniversary of the Put Closing. During the thirty (30) day period prior to the first (1st) and second (2nd) anniversaries of the date of issuance of the Put Notes, the Company will, and will cause each of its Subsidiaries to, undertake Diligent Efforts to arrange debt and/or equity financing in order to retire the Put Notes for cash and will provide to the Registered Holders any information regarding the Company's efforts to obtain such financing as is reasonably requested by the Registered Holders. Notwithstanding anything to the contrary contained herein, the Company shall not be permitted to defer payment of the Put Price for all of the Put Shares if the Put is exercised in connection with a Change of Control or Organic Change and, accordingly, the Company shall, at the closing of such Change of Control or Organic Change, pay the entire amount of the Put Price in cash.

         (d) If the Company fails to satisfy its obligations pursuant to the Put, each Registered Holder may pursue the Company in connection with any rights and remedies such Registered Holder may have at law or in equity. Each Registered Holder may also, at its election, at any time rescind the Put and the Put Notice if (i) the Company fails to satisfy its obligations pursuant to the Put to pay the Put Price in cash, (ii) the Company fails for any reason to consummate a Change of Control, or (iii) the Registered Holder determines that the Put Price is unacceptable. In the event the Put and the Put Notice are rescinded pursuant to clause (i) or (ii) of this Section 6(d), the Company shall pay the expenses of any appraiser used in determining the Put Price. In the event the Put and the Put Notice are rescinded pursuant to clause (iii) of this
Section 6(d), the rescinding Registered Holders (severally based on the number of shares of Warrant Stock held or deemed to be held by such Registered Holders) shall pay the expenses of any appraiser used in determining the Put Price.

7. Limitations of Liability. No provision hereof, in the absence of affirmative action by the Registered Holders to purchase Warrant Stock, and no enumeration herein of the rights and privileges of the Registered Holders, shall give rise to any liability of such holders for the payment of the Exercise Price of the Warrant Stock issuable hereunder or as stockholders of the Company.

8. Warrant Transferable. Subject to the transfer conditions referred to in the legend endorsed hereon, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Registered Holders, upon surrender of this Warrant with a properly executed Assignment (in the form of Exhibit A attached hereto) at the principal office of the Company.

9. Holder's Acknowledgements. By accepting this Warrant, the Holder agrees, acknowledges and understands that:

                  (i) Neither this Warrant nor the shares of Warrant Stock purchasable hereunder (the "Securities") have been registered under the Securities Act and, therefore, the Holder bears the economic risk of the investment indefinitely because the Securities may not be sold unless subsequently registered under the Act or an exemption from such registration is available; except as otherwise provided in the Investor Rights Agreement, the Company has not represented or covenanted to take any action necessary to make available any registration or any exemption for sale of the Securities without registration.

                  (ii) The Securities have not been registered under the securities laws of any state and the offering of the Securities has not been reviewed for accuracy or completeness by any state securities commissioner or agency. The Holder agrees that a legend to the foregoing effect may be placed upon any and all certificates and other documents issued to the Holder representing such Securities.

                  (iii) The Company may place a stop-transfer order or otherwise make appropriate notations in the records of the Company to enforce the restrictions described above.

                  (iv) The Holder is acquiring the Securities for its own account, solely for investment, and not with a view to resale or distribution.

10. Warrant Exchangeable for Different Denominations. Any portion of this Warrant is exchangeable, upon the surrender thereof properly endorsed by the Registered Holder thereof at the principal office of the Company with appropriate instructions in writing, for a new warrant of like tenor representing in the aggregate the purchase rights hereunder, and each of such new warrants shall represent such portion of such rights as is designated by such Registered Holder at the time of such surrender. The Date of Issuance of this Warrant shall be deemed to be the Date of Issuance of any new warrant regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant shall be issued.

11. Replacement. Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the Registered Holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing this Warrant or any portion thereof, and in the case of any such loss, theft or destruction, upon receipt of indemnity or bond reasonably satisfactory to the Company (provided that if such holder is a financial institution or other institutional investor, its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Company shall (at its expense) execute and deliver, in lieu of such certificate, a new certificate of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

12. Notices. Except as otherwise expressly provided herein, all notices referred to in this Warrant shall be in writing and shall be delivered personally, sent by reputable overnight courier service (charges prepaid) or sent by registered or certified mail, return receipt requested, postage prepaid and shall be deemed to have been given when so delivered, sent or deposited in the U.S. Mail (a) to the Company, at its principal executive offices and (b) to a Registered Holder of this Warrant, at such Registered Holder's address as it appears in the records of the Company (unless otherwise indicated by any such holder).

13. Amendment and Waiver. Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the prior written consent of the Majority Warrant Holders.

14. Descriptive Headings. The descriptive headings of the several Sections and subsections of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

15. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by the internal laws of the State of Illinois, after giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdictions other than the State of Illinois.

16. Affiliate or Subsidiary Transaction. The Company acknowledges and agrees that, in the event that an Affiliate or Subsidiary of the Company shall be the subject of (a) a Change of Control or (b) an Organic Change, then the Registered Holders shall have the right to elect to receive, or be entitled to receive, as a result of the consummation of such transaction, the cash or securities to be received by equity holders of such entity, or to participate in such transaction, as if this Warrant were exercisable by the Registered Holders for their pro rata portion of the capital stock or other equity of such entity immediately prior to the consummation of such transaction.

                            [SIGNATURE PAGE FOLLOWS]

                    SIGNATURE PAGE TO STOCK PURCHASE WARRANT

                  IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by a duly authorized officer and to be dated as of the date first above written.

                                                 MORTON INDUSTRIAL GROUP, INC.

                                                 By: ___________________________
                                                 Name: _________________________
                                                 Title: ________________________

                                    EXHIBIT A

                                   ASSIGNMENT

FOR VALUE RECEIVED, [______________________________] hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (Certificate No. W-[_____]) with respect to the number of shares of the Warrant Stock covered thereby set forth below, unto:

Names of Assignee                         Address                 No. of Shares

Dated:                                    Signature ____________________________

                                                    ____________________________

                                            Witness ____________________________

                                    EXHIBIT B

                               EXERCISE AGREEMENT

To:                                                                     Dated:

                  The undersigned, pursuant to the provisions set forth in the attached Warrant (Certificate No. W-[______]), hereby agrees to subscribe for the purchase of [_________] shares of the Warrant Stock covered by such Warrant and makes payment herewith in full therefor at the price per share provided by such Warrant.

                                        Signature ______________________________

                                          Address ______________________________

                                    EXHIBIT C

                                Form of Put Note